UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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Steven Madden, Ltd.
(Name of Registrant as Specified in Its Charter)

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STEVEN MADDEN, LTD.
52-16 Barnett Avenue
Long Island City, New York 11104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2010

TO THE STOCKHOLDERS OF STEVEN MADDEN, LTD.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Steven Madden, Ltd. (the “Company”) will be held on May 28, 2010, at the Company’s showroom located at 1370 Avenue of the Americas, 14th Floor, New York, New York at 10:00 a.m., local time, for the purposes stated below:

1.
to elect six directors to the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office;

2.	to ratify the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only those stockholders of record at the close of business on April 1, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for purposes germane to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time, at the Company’s principal executive offices at 52-16 Barnett Avenue, Long Island City, New York 11104, by contacting the Secretary of the Company, and will be available at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2010: THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, ANNUAL REPORT, ELECTRONIC PROXY CARD AND ANY OTHER MATERIALS CONCERNING THE ANNUAL MEETING, TOGETHER WITH ANY AMENDMENTS TO ANY OF THESE MATERIALS, ARE AVAILABLE ON THE INTERNET AT WWW.PROXYVOTE.COM.

BY ORDER OF THE BOARD OF DIRECTORS
April 13, 2010
/s/ Arvind Dharia
Arvind Dharia
Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO: VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD.

i

STEVEN MADDEN, LTD.
52-16 Barnett Avenue
Long Island City, New York 11104

PROXY STATEMENT

GENERAL INFORMATION

On behalf of the Board of Directors of Steven Madden, Ltd., a Delaware corporation (the “Company”, “we” or “us”), we are requesting your proxy in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held at the Company’s showroom located at 1370 Avenue of the Americas, 14th Floor, New York, New York on Friday, May 28, 2010 at 10:00 a.m., local time. On or about April 16, 2010, a notice containing instructions on how to access this Proxy Statement, the accompanying proxy card and related materials online is being mailed to holders of record of common stock, $.0001 par value, of the Company (the “Common Stock”) at the close of business on April 1, 2010 (the “Record Date”). The Company’s Annual Report for the fiscal year ended December 31, 2009 (“2009 Fiscal Year”), including audited financial statements, is included in the materials that are accessible online to our stockholders. This Proxy Statement contains information about the Annual Meeting as well as information regarding the voting process, director elections, our corporate governance programs and executive and director compensation, among other things. We recommend that you read all of the materials.

The Annual Meeting has been called to consider and take action on the following proposals:

•
to elect six directors to the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office;

•	to ratify the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and
•	to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of Common Stock of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

The principal executive offices of the Company are located at 52-16 Barnett Avenue, Long Island City, New York 11104 and the telephone number of the Company is (718) 446-1800.

Notice of Internet Availability of Proxy Materials

For the second year, we are pleased to use the Securities and Exchange Commission (the “SEC”) “e-proxy” rules allowing us to furnish proxy materials through the Internet. By using the e-proxy rules, we can expedite the receipt by stockholders of this Proxy Statement and our Annual Report while lowering the costs and reducing the environmental impact associated with our Annual Meeting. On or about April 16, 2010, we will furnish a Notice of Internet Availability of Proxy Material (the “Availability Notice”) to most of our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, our instructions on how to request a printed copy of these materials will be found on the Availability Notice. For more information on voting your stock, please see the “Question and Answer” section below. If you received an Availability Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Availability Notice.

QUESTIONS AND ANSWERS

Who may vote at the Annual Meeting?

Only stockholders of record are entitled to vote at the Annual Meeting. A stockholder of record is a stockholder as of the close of business on the Record Date. On the Record Date, there were 18,380,979 shares of our Common Stock outstanding (excluding treasury shares) held by approximately 103 registered holders of record and 36,912 beneficial owners.

What is considered a quorum to conduct the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares eligible to vote is necessary to constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes (meaning proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons eligible to vote shares as to matters with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

How many votes do I have?

For each share of Common Stock that you own on the Record Date you are entitled to one vote on each matter presented at the Annual Meeting.

How many votes are required to approve each proposal and what is the effect of abstentions and broker non-votes?

Proposal One (Election of Directors): Directors are elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors.

Proposal Two (Ratification of Appointment of Eisner LLP): The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm.

Other Matters: If any other matters are presented at the Annual Meeting, they must receive an affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote in order to be approved.

Abstentions will have no effect on the election of directors but will be treated as present and entitled to vote on the other proposals presented at the Annual Meeting and, therefore, will have the effect of votes “against” such proposals. If you do not provide your broker or other nominee with instructions on how to vote your shares held in “street name,” your broker or nominee will not be permitted to vote your shares on non-routine matters (a broker “non-vote”), and your shares will not affect the outcome of proposals concerning non-routine matters. Please note that the rules regarding how brokers may vote your shares have changed, such that, starting this year, Proposal One (Election of Directors) is a “non-discretionary” item. This means that your broker may no longer vote your shares in connection with the election of directors in the absence of your specific instructions as to how to vote. If you hold your shares beneficially through a broker or nominee, we strongly encourage you to provide instructions regarding the voting of your shares as your broker cannot vote your shares with respect to this proposal without instructions from you.

How can I vote my shares?

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to authorize your proxy in advance. You may vote your shares by authorizing a proxy over the Internet or by telephone. In addition, if you received a paper copy of the proxy materials by mail, you can also submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person.

If you are the record holder of your shares, please authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number listed below and on the proxy card. Please have your Proxy Statement or proxy card in hand when going online or calling. If you authorize your proxy via the Internet or by phone you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card and then date, sign and return it in the postage-paid envelope provided.

VOTE BY INTERNET http://www.proxyvote.com	VOTE BY PHONE 1-800-690-6903	VOTE BY MAIL Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717

Use the Internet to transmit your voting instructions and for electronic delivery of information.	Use any touch-tone telephone to transmit your voting instructions.	If you receive paper proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to the address shown above.

If you hold your shares beneficially in “street name” through a broker or nominee you may be able to authorize your proxy by telephone or the Internet as well as by mail, but you will need to obtain and follow instructions from your broker or nominee to vote these shares.

May I revoke my proxy for the Annual Meeting once I have given it?

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	properly executing and delivering a later dated proxy (including a telephone or Internet proxy authorization);
•	voting by ballot at the Annual Meeting; or
•	sending a written notice of revocation to the Corporate Secretary of the Company at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

How does the Board of Directors recommend that I vote my shares?

The Board of Directors of the Company recommends that you vote:

•	FOR the election of each of the six director nominees; and
•	FOR the ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. AS NOTED ABOVE, IF YOU HOLD YOUR SHARES BENEFICIALLY THROUGH A BROKER OR NOMINEE AND FAIL TO PROVIDE SPECIFIC VOTING INSTRUCTIONS TO THAT BROKER OR NOMINEE, YOUR SHARES WILL NOT BE VOTED IN THE ELECTION OF DIRECTORS.

Who will bear the expenses of this solicitation?

The expense of this solicitation, including preparing, printing and mailing this Proxy Statement, the exhibits hereto and the proxies solicited hereby, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and will provide reimbursements for the cost of forwarding the material in accordance with customary charges. The Company has entered into an agreement with D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support. The total expense of this engagement, which will be borne by the Company, including customary disbursements, is not expected to exceed $20,000 in the aggregate.

How will the voting results be reported?

The results of the voting on the proposals will be reported at the Annual Meeting and, thereafter, will be reported in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP, PROPOSALS AND SUBMISSIONS FOR THE COMPANY’S 2011 ANNUAL MEETING

In accordance with Article II, Section 5 of the Company’s By-Laws, director nominations for the 2011 Annual Meeting of Stockholders of the Company (the “2011 Annual Meeting”) can only be made by a stockholder of the Company who (A) is a stockholder of record on the date of the giving of the notice of such director nominations and on the record date for the determination of stockholders entitled to vote at such meeting, and (B) complies with the notice requirements and procedures set forth in Article II, Section 5 of the Company’s Amended and Restated By-Laws (the “By-Laws”). A stockholder’s notice to the Corporate Secretary with respect to any such nominations must be timely and in proper written form pursuant to Article II, Section 5 of the Company’s By-Laws, including containing certain information concerning the nominating or proposing stockholder and certain information concerning the nominee, and must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company’s 2010 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to Article II, Section 5 of the Company’s By-Laws in connection with the 2011 Annual Meeting must be received no later than January 28, 2011 and no earlier than December 29, 2010.

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2011 Annual Meeting must do so no later than December 10, 2010. In addition, in accordance with Article I, Section 7(f) of the Company’s By-Laws, in order to be properly brought before the 2011 Annual Meeting, a matter must be either (i) specified in the notice of such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) specified in a notice in proper written form given by a stockholder of record on the date of the giving of the notice and on the record date for such meeting, which notice conforms to the requirements of Article I, Section 7(f) of the By-Laws and is delivered to, or mailed and received at, the Company’s principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company’s 2010 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to the foregoing clause (iii) in connection with the 2011 Annual Meeting must be received no later than January 28, 2011 and no earlier than December 29, 2010. In addition, for business to be properly brought before the 2011 Annual Meeting by a stockholder pursuant to the foregoing clause (iii), such stockholder shall have complied with any other applicable requirements, including, but not limited to, the requirements of Rule 14a-8 promulgated by the SEC.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s By-Laws provide that the Board of Directors of the Company shall be comprised of a minimum of one director and that, subject to this limitation, the number of directors may be fixed from time to time by action of the directors. The Company’s Board of Directors has fixed the number of directors to comprise the Board at six directors and the Board presently is comprised of six directors whose terms expire at the Annual Meeting. Directors serve a one-year term.

The Nominating/Corporate Governance Committee of the Board of Directors and the Board of Directors have nominated and are recommending the election of each of the six nominees named below to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal from office. All nominees have consented to being named in this Proxy Statement and to serving on the Board of Directors if elected.

Biographical Summaries of Nominees for the Board of Directors

The names and biographical summaries of the six persons who have been nominated by the Nominating/ Corporate Governance Committee of the Board of Directors and the Board of Directors to stand for election at the Annual Meeting are provided below for your information.

Our Board of Directors includes members who are well-qualified to serve on the Board and its committees and to represent the best interests of our stockholders. The Board and the Nominating/Corporate Governance Committee select nominees with a view to establishing a Board of Directors that is comprised of individuals who have extensive business leadership experience, are independent, bring diverse perspectives to the Board, possess high ethical standards and sound business judgment and acumen and a willingness to devote the time necessary for the Board to effectively fulfill its responsibilities. We believe that all of the director nominees possess these qualifications and provide the Board with a full complement of knowledge, business skills and expertise for the effective management of our Company. In addition to these general qualifications, provided below for each nominee for director is a discussion of the experience, qualifications, attributes and skills that led to the Board’s conclusion that the nominee should serve as a director.

Edward R. Rosenfeld - Chairman of the Board and Chief Executive Officer

Edward R. Rosenfeld, 34, has served as a director of the Company since February 2008 and has served on the Company’s Investment Committee since April 2008. Mr. Rosenfeld has been Chairman of the Board and Chief Executive Officer since August 2008 after serving as interim Chief Executive Officer of the Company from March 24, 2008 and prior to that, serving as the Executive Vice President of Strategic Planning and Finance of the Company. Mr. Rosenfeld has been a member of the executive management team since joining the Company in May 2005. Prior to joining the Company, Mr. Rosenfeld was a Vice President with Peter J. Solomon Company, an investment banking boutique, where he specialized in mergers and acquisitions in the retail, apparel and footwear industries.

With more than 12 years of experience focused on the retail, apparel and footwear industries, five of which have been with the Company, Mr. Rosenfeld possesses particular knowledge of and experience in the industry that strengthens the Board’s collective qualifications, skills and experience. Mr. Rosenfeld’s background in finance and his analytical skills gained through his years in investment banking provide the Board and the Investment Committee with insight and guidance with respect to, among other things, strategic business development matters. Mr. Rosenfeld has strong leadership skills and an in-depth understanding of the Company and its goals from his positions as the Chairman of the Board and Chief Executive Officer.

John L. Madden - Owner of JLM Consultants, Inc.

John L. Madden, 63, has served as a director of the Company since the Company’s inception in 1990 and has served on the Company’s Investment Committee, as its Chair, since April 2008. Since June 2004, Mr. Madden’s business consulting company, JLM Consultants, Inc., has provided consulting services to the Company with respect to international sales. From April 1998 through September 2003, Mr. Madden owned a branch office of Tradeway Securities Group, Inc., a brokerage firm, in Florida. From May 1996 through December 1996, Mr. Madden’s consulting company, JLM Consultants, Inc., acted as a branch office of Merit Capital, Inc., a brokerage firm. From May 1994 to May 1996, Mr. Madden served as Vice President of Investments for GKN Securities, Inc.. a brokerage firm. From August 1993 to April 1994, Mr. Madden was employed by Biltmore Securities, Inc., a brokerage firm, as Managing Director and registered sales representative. Mr. Madden is the brother of Steven Madden, the Company’s founder and Creative and Design Chief. Please see the section of this Proxy Statement captioned “Certain Relationships and Related Party Transactions.”

As a result of Mr. Madden’s near twenty years of experience in finance and investing, he possesses a proficiency in financial analysis and investing that strengthens the Board’s collective qualifications, skills and experience and provides the Board and the Investment Committee with greater insight and guidance. Mr. Madden’s years in business consulting and strong financial background have provided him with broad experience in addressing operational and management issues and providing overall direction for complex corporations like ours. Mr. Madden brings a wealth of knowledge and experience that comes from twenty years of service on the Company’s Board of Directors since its inception. His knowledge of Company history and his understanding of the Company in the context of the Company’s long-term strategic plan provides the Board with continuity of direction and focus.

Peter Migliorini - Sales Manager, Greschlers, Inc.

Peter Migliorini, 61, has served as a director of the Company since October 1996 and has served on the Company’s Audit Committee since October 1996, the Nominating/Corporate Governance Committee since July 2004 and the Compensation Committee, as its Chair, since July 2004. Mr. Migliorini is also Presiding Director over all executive sessions of the independent directors. Mr. Migliorini has been Sales Manager for Greschlers, Inc., a building supplies company, since 1994. From 1987 to 1994, Mr. Migliorini served as Director of Operations for Mackroyce Group, a construction company. Prior to 1987, Mr. Migliorini held various positions of increasing responsibility from Assistant Buyer to Chief Planner/Coordinator for several shoe companies including Meldisco Shoes, Perry Shoes and Fasco Shoes.

Mr. Migliorini possesses extensive executive level financial, sales and operations experience. His numerous years of business experience at various levels and in various industries provide the Board with a measure of practical orientation regarding the Company’s operations and growth endeavors. Mr. Migliorini’s early experience in the shoe industry also provides relevant knowledge and expertise in the company’s specific industry.

Richard P. Randall - Retired Executive Vice President and Chief Financial Officer, Direct Holdings Worldwide, LLC

Richard P. Randall, 72, has served as a director of the Company since April 2006 and has served on the Company’s Audit Committee, as its Chair, since 2006, on the Nominating/Corporate Governance Committee since September 2008 and on the Investment Committee since April 2008. Mr. Randall was the Executive Vice President and Chief Financial Officer of Direct Holdings Worldwide, LLC, the parent company of Lillian Vernon Corp., a catalog and online retailer of gifts and household goods, and Time-Life, a music and video marketing company, from 2002 until his retirement in June 2005. Prior to 2002, Mr. Randall served as Senior Vice President and Chief Financial Officer of Coach, Inc., a luxury leather goods company, and Chief Operating Officer and Chief Financial Officer of Lillian Vernon Corp. from 2000 to 2001 and 1998 to 2000, respectively. Currently, Mr. Randall serves as a director, a member of the Audit & Risk and Compensation Committees and chairs the Governance Committee of Aceto Corporation, a pharmaceutical, nutraceutical and chemical distribution company. Mr. Randall also serves as a director and chairs the Audit Committee of The Burke Rehabilitation Hospital and also serves as a member of the Executive, Finance and Research Committees of the hospital. Mr. Randall served as a director and chair of the Audit Committee of Universal Travel Group, a travel services provider in the People’s Republic of China, and of Home Systems Group, a manufacturer and distributor of household appliances in the People’s Republic of China, from 2007 until 2008 when he resigned from these boards.

With decades of business experience, including tenures as Chief Financial Officer and Chief Operating Officer of both publicly traded and privately held companies in the retail industry, Mr. Randall is a certified public accountant and possesses extensive knowledge of accounting and finance, the retail industry and the issues impacting a publicly traded company. Mr. Randall has extensive executive level experience establishing his capabilities in management of complex organizations. His expertise in finance qualify him to serve as the Audit Committee “audit committee financial expert” and his service on the boards and committees of other companies has allowed him to gain broad-based experience and sensitivity regarding best practices, which he shares with the Board.

Ravi Sachdev - Managing Director, Deutsche Bank Securities, Inc.

Ravi Sachdev, 33, has served as a director of the Company since September 2008 and has served on the Company’s Audit Committee since September 2008. Mr. Sachdev has been a Managing Director at Deutsche Bank Securities, Inc., a global investment bank (“Deutsche Bank”), since January 2009 and prior to that held the position of Director at Deutsche Bank from January 2007 until January 2009. Mr. Sachdev joined Deutsche Bank in 2006 as a Vice President and throughout such time he has focused on the healthcare services subsector. Prior to joining Deutsche Bank, Mr. Sachdev was a Vice President at Peter J. Solomon Company, an investment banking boutique, specializing in mergers and acquisitions in the healthcare sector from 1998 to 2006.

Mr. Sachdev possesses knowledge of finance and the financial analytics used to measure business performance. His professional experience in investment banking brings to the Board a thorough understanding of the financial issues affecting public companies and greater insights in business valuation together with a practical orientation with respect to acquisitions and integrations which our Company has undertaken over the last few years.

Thomas H. Schwartz - Owner, Sumner and Forge Investors LLC

Thomas H. Schwartz, 62, has served as a director of the Company since May 2004 and has served on the Company’s Compensation Committee since July 2004. Since March 2007, Mr. Schwartz has been the Chief Executive Officer and sole owner of Sumner and Forge Investors LLC, a company that invests in real estate and manages properties in which it holds ownership interests. Prior to 2007, Mr. Schwartz was a Managing Director of Helmsley-Spear, Inc., a real estate brokerage and management company, from 1984 to March 2007.

With more than twenty years of experience as a Managing Director of Helmsley-Spear, Inc. and several years as the owner of his own real estate investment firm, Mr. Schwartz brings to the Board extensive executive level experience in handling operations issues and practical expertise in management.

Required Vote

Proxies will be voted for the election of the six nominees as directors of the Company unless otherwise specified in the proxy. A plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting will be necessary to elect the nominees as directors. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors. If, for any reason, any of the nominees shall be unable or unwilling to serve, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the accompanying proxy. Abstentions shall be counted separately and shall be used for purposes of calculating whether a quorum is present at the Annual Meeting.

Recommendation of the Board of Directors

The Nominating/Corporate Governance Committee of the Board and the entire Board of Directors unanimously recommend a vote FOR the election of Messrs. Edward R. Rosenfeld, John L. Madden, Peter Migliorini, Richard P. Randall, Ravi Sachdev and Thomas H. Schwartz.

CORPORATE GOVERNANCE

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors who are elected by the Company’s stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and the various committees of the Board on which they sit, as well as through communications with our Chairman and Chief Executive Officer, other officers and employees of the Company and by consulting with our independent registered public accounting firm and other third parties.

Director Independence

The Board of Directors is currently comprised of six members. The Board of Directors has determined that the following director nominees are “independent” for purposes of the criteria of the SEC and The Nasdaq Global Select Market listing standards: Messrs. Migliorini, Randall, Sachdev and Schwartz. If the six nominees set forth above are elected, the Board will be comprised of a majority of independent directors. The Board of Directors has held regularly scheduled executive sessions, with Peter Migliorini serving as Presiding Director of such executive sessions.

Director Attendance at Meetings

Attendance at Annual Meetings of Stockholders

The Company has no specific policy regarding director attendance at its annual meetings of stockholders. The Company encourages all of its directors to attend annual meetings of the Company’s stockholders and two directors attended the Company’s 2009 annual meeting of stockholders.

Attendance at Meetings of the Board of Directors

The Board of Directors held four regularly scheduled meetings during the 2009 Fiscal Year and acted by unanimous written consent on four occasions during the 2009 Fiscal Year. In 2009, each director attended at least 75% of the aggregate of the number of Board meetings, and each director attended at least 75% of the aggregate number of meetings held by all committees on which he then served.

Committees of the Board

The Board of Directors, among other committees, has a standing Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

Audit Committee

The members of the Audit Committee are Messrs. Randall (Chairman), Migliorini and Sachdev. The Audit Committee is comprised of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and who meet the independence requirements contained in Exchange Act Rule 10A-3(b)(1). The Board has determined that Mr. Randall meets the SEC criteria of an “audit committee financial expert” and he is currently serving as such. The Audit Committee is primarily responsible for reviewing the services performed by the Company’s independent registered public accountants, evaluating the Company’s accounting policies and its system of internal controls, and reviewing significant financial transactions. During the 2009 Fiscal Year, the Audit Committee met eight times.

The Audit Committee is responsible for reviewing and striving to ensure the integrity of the Company’s financial statements and oversight of our compliance with legal and regulatory requirements, our internal audit function and an independent registered public accounting firm. Among other matters, the Audit Committee, with management and independent and internal auditors, reviews the adequacy of the Company’s internal accounting controls that could significantly affect the Company’s financial statements. The Audit Committee is also directly and solely responsible for the appointment, retention, compensation, oversight and termination of the Company’s independent registered public accountants. In addition, the Audit Committee also functions as the Company’s Qualified Legal Compliance Committee (the “QLCC”). The purpose of the QLCC is to receive, retain and investigate reports made directly, or otherwise made known, of evidence of material violations of any United States federal or state law, including any breach of fiduciary duty by the Company, its officers, directors, employees or agents, and if the QLCC believes appropriate, to recommend courses of action to the Company.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee is also responsible for the oversight of the Company’s risk management process, which is discussed in the “Risk Oversight” section below.

In performing its functions, the Audit Committee meets with management on at least a quarterly basis to review and discuss the annual audited financial statements, quarterly financial statements and related reports and to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company’s independent registered public accountants and with appropriate Company financial personnel. Meetings are held with the independent registered public accountants who have unrestricted access to the Audit Committee. In addition, the Audit Committee reviews the Company’s financing plans and reports and makes recommendations to the full Board of Directors for approval and to authorize action. The Board has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of the Audit Committee Charter is available on the Company’s website at www.stevemadden.com.

Nominating/Corporate Governance Committee

The members of the Nominating/Corporate Governance Committee are Messrs. Migliorini and Randall. The Nominating/Corporate Governance Committee is comprised of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards. During the 2009 Fiscal Year, the Nominating/Corporate Governance Committee met once and acted once by unanimous written consent.

The Nominating/Corporate Governance Committee provides oversight with respect to a wide range of issues relating to the composition and operation of the Board including consideration of and recommendations regarding the size and composition of the Board of Directors and identifies potential candidates to serve as directors. The Nominating/ Corporate Governance Committee identifies candidates to the Board of Directors by introductions from management, members of the Board of Directors, employees or other sources and stockholders that satisfy the Company’s policy regarding stockholder recommended candidates. The Nominating/Corporate Governance Committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources.

Stockholders wishing to submit recommendations for director nominations for the 2011 Annual Meeting should write to the Corporate Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. Any such stockholder must (x) comply with the director nomination provisions of the Company’s By-Laws, (y) meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8, and (z) submit, within the same timeframe for submitting a stockholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (2) the written consent of the candidate(s) for nomination as a director, (3) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (4) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.

In considering Board of Directors candidates, the Nominating/Corporate Governance Committee takes into consideration the Company’s Board Candidate Guidelines, available on the Company’s website at www.stevemadden.com, the Company’s policy regarding stockholder recommended director candidates, as set forth above, and all other factors that are deemed appropriate including, but not limited to, the individual’s character, education, experience, knowledge and skills. While the Nominating/Corporate Governance Committee’s Board Candidate Guidelines does not expressly identify diversity as a factor for consideration regarding the evaluation of director candidates, diversity is among the many factors the Nominating/Corporate Governance Committee considers in the candidate evaluation process. To assess the effectiveness of the mandate set forth in the Nominating/Corporate Governance Committee’s charter, the Nominating/Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole.

In addition, the Nominating/Corporate Governance Committee develops and recommends corporate governance principles for the Company; makes recommendations to the Board of Directors in support of such principles; takes a leadership role in the shaping of the corporate governance of the Company; and oversees the evaluation of the Board of Directors and management. The Nominating/Corporate Governance Committee operates under a formal charter that governs the Committee’s composition, powers and responsibilities. A copy of the Nominating/Corporate Governance Charter is available on the Company’s website at www.stevemadden.com.

Compensation Committee

The members of the Compensation Committee are Messrs. Migliorini (Chairman) and Schwartz. The Compensation Committee is comprised of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and applicable tax and securities rules. During 2009, the Compensation Committee met three times.

The Compensation Committee is responsible for establishing and overseeing the Company’s compensation and incentive plans and programs; determining and approving compensation for the Company’s executive officers, including salaries, bonuses, perquisites and equity awards; reviewing and approving compensation and awards for the Company’s executive officers under the Company’s compensation and incentive plans and programs; administering the Company’s equity compensation plans; reviewing and approving a compensation program for independent members of the Board; and assisting the Board in discharging the Board’s responsibilities relating to management organization, performance, compensation and succession.

The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its composition, powers and responsibilities. A copy of the Compensation Committee Charter is available on the Company’s website at www.stevemadden.com.

Board Leadership Structure, Risk Oversight, Executive Sessions of Non-Employee Directors, and Communications Between Stockholders and the Board

Board Leadership Structure

As noted above, our Board is currently comprised of four independent and two non-independent directors. Mr. Rosenfeld has served as Chairman of the Board and Chief Executive Officer since August 2008, and has been a member of the Board since February 2008. The Board has designated one of the independent directors as Presiding Director to preside over executive sessions. We believe that the number of independent, experienced directors that comprise our Board, along with the independent oversight of our Presiding Director, benefits the Company and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current Board leadership structure is optimal for the Company because it demonstrates to our employees, suppliers, customers, and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the Board eliminates confusion and duplication of efforts, and provides clear leadership for the Company. We believe the Company, like many U.S. companies, has been well-served by this leadership structure.

Because the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board believes it is appropriate for the independent directors to elect one independent director to serve as a Presiding Director. In addition to presiding at executive sessions of the independent directors, the Presiding Director has various responsibilities including coordinating with the Chairman of the Board and Chief Executive Officer in establishing agenda and discussion items for Board meetings; retaining independent advisors on behalf of the Board as the Board may determine may be necessary or appropriate and performing such other functions as the independent directors may designate from time to time. Mr. Migliorini is currently serving as the Presiding Director.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. Among its duties, the Audit Committee reviews with management (a) the Company’s policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company’s system of disclosure controls and system of internal controls over financial reporting, and (c) the Company’s compliance with legal and regulatory requirements. The Audit Committee is also responsible for reviewing major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks. Our other Board committees also consider and address risks as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

The Company’s management is responsible for day-to-day risk management. Our risk management and internal audit areas serve as the primary monitoring and testing function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Executive Sessions of Independent Directors

The Board holds executive sessions of its independent directors generally at each regularly scheduled meeting. The Presiding Director serves as the chairperson for these executive sessions.

Communications between Stockholders and the Board

The Company has adopted a procedure by which stockholders may send communications as defined within Item 7(d) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to one or more members of the Board of Directors by writing to such director(s) or to the entire Board of Directors in care of the Corporate Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. The Board has instructed the Corporate Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints, or suggestions) and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

Code of Business Conduct and Ethics

All of the Company’s employees, officers (including senior executive, financial and accounting officers) and directors are held accountable for adherence to the Company’s Code of Business Conduct and Ethics (the “Conduct Code”). The Conduct Code is intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Conduct Code covers all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of Company assets and confidentiality. Employees have an obligation to promptly report any known or suspected violation of the Conduct Code without fear of retaliation. Waiver of any provision of the Conduct Code for executive officers and directors may only be granted by the Board of Directors or one of its committees and any such waiver or modification of the Conduct Code relating to such individuals will be disclosed by the Company. A copy of the Conduct Code is available on the Company’s website at www.stevemadden.com and may also be obtained by any stockholder without charge upon request by writing to the Corporate Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

Certain Relationships and Related Party Transactions

In January 2004, the Company entered into an agreement with John L. Madden, one of the Company’s directors, and JLM Consultants, a company wholly-owned by John L. Madden. Under this agreement, which was amended in 2005, Mr. Madden agreed to provide consulting services to the Company with respect to the development of international sales of the Company. This agreement expired by its terms on December 31, 2005, but Mr. Madden continues to provide consulting services and the Company continues to make payments to JLM Consultants consistent with those that would have been required under the expired consulting agreement. In accordance with the foregoing, for the 2009 Fiscal Year, JLM Consultants received the following from the Company: (a) a commission equal to 2.5% on international sales, (b) a monthly draw in the amount of $25,000 with recourse against such commissions, (c) a $1,000 per month travel allowance and (d) $2,812 per month toward health insurance premiums for health insurance coverage for John L. Madden. Pursuant to this arrangement, JLM Consultants received a total of $759,180 from the Company in the 2009 Fiscal Year.

Effective as of July 1, 2005, the Company amended and restated its employment agreement with Steven Madden, pursuant to which Mr. Madden agreed to serve as the Company’s Creative and Design Chief. The term of Mr. Madden’s employment under his employment agreement commenced on July 1, 2005 and, in accordance with a December 14, 2009 amendment thereto, will end on December 31, 2019. The agreement provides for an annual salary of $600,000, with a 7% increase of base salary on a compound basis in each of the third, fifth, seventh and ninth years of the agreement. Mr. Madden also receives an annual $200,000 non-accountable expense allowance. The agreement provides for an annual cash bonus in an amount determined by the Board of Directors, which will be at least 2% of the Company’s EBITDA (the “Annual Bonus”). Additionally, the Company agreed to pay Mr. Madden an annual cash bonus in relation to “new business” (as defined in the agreement) in an amount to be determined by the Board of Directors, but which is at least (i) 2.5% of new business gross direct revenues plus (ii) 10% of all license or other fee income above $2,000,000 (the “New Business Bonus”). In addition, Mr. Madden is eligible to receive annually, on or about the date of the Company’s annual meeting of stockholders, an option grant (the “Annual Option”) to purchase a number of shares of Common Stock, with such number to be equal to not less than 100% of the largest aggregate number of shares of Common Stock available upon the exercise of an option or options granted to any other continuing full-time employee of the Company during the preceding twelve-month period; provided, however, that a grant to Mr. Madden in excess of 150% of the number of shares of Common Stock available upon the exercise of an option or options granted to such other continuing full-time employee shall require stockholder approval. Any Annual Option received by Mr. Madden will vest quarterly over a one-year period following the grant date and will be exercisable, at a price equal to the closing price of the Company’s Common Stock on the grant date, for a period of five years following the date of the grant. In the event of Mr. Madden’s death, the agreement provides for the payment to Mr. Madden’s estate of his base salary for the 12-month period immediately subsequent to the date of Mr. Madden’s death. In the event that Mr. Madden’s employment agreement is terminated due to Mr. Madden’s total disability (as defined in the agreement), “for cause” (as defined in the agreement) or due to Mr. Madden’s resignation, the Company is obligated to pay Mr. Madden the amount of compensation that is accrued and unpaid through the date of termination. In the event Mr. Madden’s employment agreement is terminated for any reason (other than “for cause” or due to his death, total disability or resignation), the Company is obligated to pay Mr. Madden, in installments, the balance of his base salary that would have been paid by the Company under the agreement for the full term of the agreement. If, during the period commencing 120 days prior to a “change of control” (as defined in the employment agreement) transaction and ending on the first anniversary of a change of control transaction, Mr. Madden’s employment is terminated by the Company other than for cause or by the resignation of Mr. Madden for “good reason” (as defined in the employment agreement), or if Mr. Madden resigns for good reason or without good reason within 30 days following a change of control transaction, all unvested options to purchase shares of Common Stock held by Mr. Madden will vest on the date of termination or resignation and Mr. Madden will be entitled to receive a lump sum cash payment equal to (1) the amount of compensation that is accrued and unpaid through the date of termination, (2) an amount equal to the product of (A) the number of years remaining in the term of the agreement (but not less than 5), and (B) the sum of (w) the base salary for the 12-month period ended on the preceding December 31 (or for the 12-month period ending on December 31, 2002, if greater), (x) the amount of the Annual Bonus earned (paid or accrued or which should have been paid or accrued) for the 12-month period ended on the preceding December 31 (or for the 12-month period ended on December 31, 2002, if greater), (y) the non-accountable expense allowance provided for under the agreement for the 12-month period ended on the preceding December 31, and (z) the amount of the New Business Bonus earned (paid or accrued or which should have been paid or accrued) for the 12-month period ended on the preceding December 31 (or for the 12-month period ending on December 31 during the agreement in which Mr. Madden received the greatest New Business Bonus, if greater). Mr. Madden’s employment agreement contains other customary provisions, including provisions regarding expense reimbursement, confidentiality, solicitation and competition. For Fiscal Year 2009, Mr. Madden earned (i) $664,470 in base salary; (ii) $200,000 in non-accountable expense allowance; (iii) a bonus of $1,752,665, representing 2% of the Company’s earnings before interest, tax, depreciation and amortization; (iv) a bonus of $3,995,600, earned based on 2.5% of the Company’s new business; and (v) a bonus of $100,101, based on 10% of Royalty/Licensing income over $2,000,000.

On June 25, 2007, the Company made a loan to Steven Madden, its Creative and Design Chief and a principal stockholder of the Company, in the amount of $3,000,000, in order for Mr. Madden to exercise an option, which was due to expire, and hold the underlying Common Stock. Mr. Madden executed a promissory note in favor of the Company, which is secured by a pledge of 510,000 shares of the Company’s Common Stock beneficially owned by Mr. Madden. There have been successive amendments to the note, the most recent of which occurred on April 6, 2009, at which time the note was amended and restated to (i) extend the maturity date to the earlier of the date that Mr. Madden ceases to be employed by the Company and June 30, 2015 (the “Maturity Date”), and (ii) reflect the rate of interest as 8% per annum for the period from June 25, 2007 until April 6, 2010, and 6% per annum for the period from April 7, 2010 until the Maturity Date. As of December 31, 2009, interest in the amount of $568,000 has accrued on the note. Mr. Madden is the brother of John L. Madden, who has been a director of the Company since the Company’s inception in 1990.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s written Conduct Code and Employee Handbook prohibit all conflicts of interest. Under the Conduct Code, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with the interests of the Company. The Company’s prohibition on conflicts of interest under the Conduct Code includes any related person transaction.

Related person transactions must be approved by the Board, or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Board or committee will consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

The Company has multiple processes for reporting conflicts of interests, including related person transactions. Under the Conduct Code, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to management. The Chief Financial Officer distributes a questionnaire to the Company’s executive officers and management personnel on a quarterly basis and distributes a questionnaire to the members of the Board of Directors on an annual basis requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests, which information is then reviewed for any conflicts of interest under the Conduct Code.

The Board of Directors, the Audit Committee and the Disclosure Committee, which is comprised of management personnel, discuss the related party transactions, specifically, and in connection with the regular review processes attendant to the Company’s periodic filings, including related party transaction disclosures.

If a director is a party to or in some manner involved in a transaction involving the Company, he will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

COMPENSATION OF DIRECTORS IN THE 2009 FISCAL YEAR

The following table sets forth information concerning the compensation of the Company’s non-employee directors in the 2009 Fiscal Year. Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation($)		Total ($)
John L. Madden	75,000	20,243	(2)	821,368	(3)	916,611
Peter Migliorini	110,000	40,485	(4)	0		150,485
Richard P. Randall	110,000	40,485	(5)	0		150,485
Ravi Sachdev	85,000	26,990	(6)	0		111,990
Thomas H. Schwartz	85,000	40,485	(7)	0		125,485

(1) Reflects the grant date fair value of stock awards calculated in accordance with The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The amounts shown represent dollar amounts recognized for 2009 for financial statement reporting purposes under Statement of Accounting Standards No. 123R. The number of shares of Common Stock was calculated based on the fair value of the Company’s Common Stock on the grant date, May 22, 2009, by taking the closing sale price for a share of Common Stock on the Nasdaq for such grant date. There are no other assumptions made in the valuation of the stock awards.

(2) At December 31, 2009, the aggregate number of shares of restricted Common Stock held was 750, and the aggregate number of options unexercised was 25,000.

(3) Includes: (a) the use of a corporate apartment valued at $62,188; and (b) $759,180 in fees, travel and health insurance premium allowance paid to JLM Consultants, Inc., a company wholly owned by Mr. Madden, as consideration for consulting services provided by JLM Consultants, Inc. with respect to the development of the Company’s international business.

(4) At December 31, 2009, the aggregate number of shares of restricted Common Stock held was 1,500, and the aggregate number of options unexercised was 7,500.

(5) At December 31, 2009, the aggregate number of shares of restricted Common Stock held was 1,500, and Mr. Randall had no options.

(6) At December 31, 2009, the aggregate number of shares of restricted Common Stock held was 1,500, and Mr. Sachdev had no options.

(7) At December 31, 2009, the aggregate number of shares of restricted Common Stock held was 1,500, and Mr. Schwartz had no options.

Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board of Directors or any of its committees. In 2009, each non-employee director received the following compensation: (i) (A) for independent directors, a grant of 1,500 shares of restricted Common Stock, vesting on the first anniversary of the grant date, and (B) for non-independent directors, a grant of 750 shares of restricted Common Stock, vesting on the first anniversary of the grant date; and (ii) $75,000. In 2009, members of the Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee each received an additional $10,000 for serving on such committees, except that the Audit Committee financial expert received $25,000 and the Chairman of the Compensation Committee received $15,000. The Company reimburses its directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of the Record Date (unless otherwise indicated) with respect to the beneficial ownership of the Common Stock of the Company by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock of the Company. A person is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Steven Madden c/o Steven Madden, Ltd. 52-16 Barnett Avenue Long Island City, NY 11104	1,806,400	9.81%	(2)
BOCAP Corp. c/o Steven Madden, Ltd. 52-16 Barnett Avenue Long Island City, NY 11104	1,114,000	6.06%	(3)
BlackRock Inc. 40 East 52nd Street New York, NY 10022	949,158	5.23%	(4)
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,126,078	6.21%	(5)

(1) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 18,380,979 shares of Common Stock outstanding (excluding treasury shares) as of the Record Date.

(2) Mr. Madden’s beneficial ownership includes: (i) 1,114,000 shares of Common Stock held by BOCAP Corp, a corporation wholly-owned by Mr. Madden; (ii) 40,000 shares of Common Stock that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date; (iii) 100,400 shares of restricted Common Stock; and (iv) 552,000 shares held by Mr. Madden directly. Mr. Madden has pledged to the Company 510,000 shares of Common Stock beneficially owned by him to secure the repayment of a loan made by the Company to Mr. Madden, which loan is discussed in the section of this Proxy Statement captioned “Certain Relationships and Related Party Transactions.”

(3) BOCAP Corp is a corporation wholly-owned by Steven Madden.

(4) Based solely on a Statement on Schedule 13G filed with the SEC by BlackRock, Inc., BlackRock has sole voting and dispositive power with respect to all such shares.

(5) Based solely on a Statement on Schedule 13G filed with the SEC by Royce & Associates, LLC, Royce has sole voting and dispositive power with respect to all such shares.

Security Ownership of Directors and Executive Officers

The following table sets forth information as of the Record Date (unless otherwise indicated) with respect to the beneficial ownership of Common Stock held by (a) each current director and nominee; (b) the Chief Executive Officer, the Chief Financial Officer and each of the other highly compensated executive officers (the “Named Executive Officers”); and (c) all current directors and executive officers as a group. A person is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Each director and executive officer has sole voting power and dispositive power with respect to all shares beneficially owned by him or her. No shares of the Company’s Common Stock have been pledged as security by any of these individuals.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class
Edward R. Rosenfeld	97,167	*	%	(3)
Arvind Dharia	118,446	*	%	(4)
Awadhesh Sinha	30,000	*	%	(5)
Robert Schmertz	124,250	*	%	(6)
Amelia Newton Varela	46,250	*	%	(7)
John L. Madden	25,750	*	%	(8)
Peter Migliorini	9,000	*	%	(9)
Richard P. Randall	4,500	*	%	(10)
Thomas H. Schwartz	6,900	*	%	(11)
Ravi Sachdev	2,500	*	%	(12)
All Directors and Executive Officers as a Group (10 persons named above)	464,763	2.50%		(13)

* Indicates beneficial ownership of less than 1%.

(1) The address for each of the named individuals below is c/o Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 18,380,979 shares of Common Stock outstanding (excluding treasury shares) as of the Record Date.

(3) Mr. Rosenfeld’s beneficial ownership includes: (i) 27,667 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, the Record Date; (ii) 58,000 shares of restricted Common Stock; and (iii) 11,500 shares of Common Stock held by Mr. Rosenfeld.

(4) Mr. Dharia’s beneficial ownership includes: (i) 78,446 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, the Record Date; (ii) 16,000 shares of restricted Common Stock; and (iii) 24,000 shares of Common Stock held by Mr. Dharia.

(5) Mr. Sinha’s beneficial ownership includes: (i) 7,500 shares of restricted Common Stock; and (ii) 22,500 shares of Common Stock held by Mr. Sinha.

(6) Mr. Schmertz’s beneficial ownership includes: (i) 18,750 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, the Record Date; (ii) 40,000 shares of restricted Common Stock; and (iii) 65,500 shares of Common Stock held by Mr. Schmertz.

(7) Ms. Varela’s beneficial ownership includes: (i) 38,750 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, the Record Date; and (ii) 7,500 shares of Common Stock held by Ms. Varela.

(8) Mr. Madden’s beneficial ownership includes: (i) 25,000 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, the Record Date; and (ii) 750 shares of restricted Common Stock.

(9) Mr. Migliorini’s beneficial ownership includes: (i) 7,500 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, the Record Date; and (ii) 1,500 shares of restricted Common Stock.

(10) Mr. Randall’s beneficial ownership includes: (i) 1,500 shares of restricted Common Stock; and (ii) 3,000 shares of Common Stock held by Mr. Randall.

(11) Mr. Schwartz’s beneficial ownership includes: (i) 1,500 shares of restricted Common Stock; and (ii) 5,400 shares of Common Stock held by Mr. Schwartz.

(12) Mr. Sachdev’s beneficial ownership includes: (i) 1,500 shares of restricted Common Stock; and (ii) 1,000 shares of Common Stock held by Mr. Sachdev.

(13) Includes, in aggregate, 196,113 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, the Record Date; (ii) 128,250 share of restricted Common Stock; and (iii) 140,400 shares of Common Stock held by such beneficial owners.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, file with the SEC reports of initial ownership of Common Stock and subsequent changes in that ownership and furnish the Company with copies of all forms they file with the SEC pursuant to Section 16(a) of the Exchange Act. A late report was filed on June 3, 2009 to report that Peter Migliorini was granted 1,500 shares of restricted Common Stock on May 23, 2008. A late report was filed on January 7, 2010 to report the following transactions by Amelia Varela: (a) an option to purchase 34,500 shares of Common Stock granted on July 6, 2005, the exercise of such option on November 8, 2006 and the sale of the shares of Common Stock acquired upon exercise of such option on November 8, 2006, (b) a sale of 10,000 shares of Common Stock on September 8, 2005, (c) a sale of 10,000 shares of Common Stock on March 15, 2006, (d) an option to purchase 34,500 shares of Common Stock granted on November 8, 2006, (e) a sale of 7,500 shares of Common Stock on September 15, 2008, (f) a sale of 7,500 shares of Common Stock on September 17, 2008, and (g) a sale of 7,500 shares of Common Stock on December 17, 2009. A late report was filed on April 9, 2010 to report that Peter Migliorini was granted 1,500 shares of restricted Common Stock on May 22, 2009. A late report was filed on April 9, 2010 to report that Thomas H. Schwartz was granted (a) 1,500 shares of restricted Common Stock on May 23, 2008 and (b) 1,500 shares of restricted Common Stock on May 22, 2009. A late report was filed on April 12, 2010 to report that Ravi Sachdev was granted (a) 1,000 shares of restricted Common Stock on September 22, 2008 and (b) 1,500 shares of restricted Common Stock on May 22, 2009. A late report was filed on April 12, 2010 to report that Richard P. Randall was granted (a) 1,500 shares of restricted Common Stock on May 23, 2008 and (b) 1,500 shares of restricted Common Stock on May 22, 2009. To the Company’s knowledge, based solely on a review of the copies of the reports furnished to the Company or written representations received from the Company’s directors, officers and greater than 10% beneficial owners that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during, or in respect of, the fiscal year ended December 31, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating longer term value for our stockholders. The primary objectives of the program are to:

•	align rewards with performance that creates stockholder value;
•	support the Company’s strong team orientation;
•	encourage high-potential team players to build a career at the Company; and
•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and reinforces a culture that the Compensation Committee believes will drive long-term success.

The compensation program rewards team accomplishments while promoting individual accountability. The executive officer compensation program depends in significant measure on Company results, but business unit results and individual accomplishments are also very important factors in determining each executive’s compensation. The Company has a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship between individual efforts, Company results, and financial rewards.

A major portion of total compensation is placed at risk through annual and long-term incentives. As noted below, discretionary bonuses were paid to the Named Executive Officers. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

The Company seeks to provide competitive compensation that is commensurate with performance. The Company targets compensation at the median of the market, and calibrates both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

The Company seeks to promote a long-term commitment to the Company by its senior executives. The Company believes that there is great value to the Company in having a team of long-tenured, seasoned managers. The Company’s team-focused culture and management processes are designed to foster this commitment. In addition, stock options and/or restricted Common Stock awards granted to Named Executive Officers in Fiscal Year 2009 reinforce this long-term orientation with annual vesting over a four- or five-year period.

Role of the Compensation Committee

General. The Compensation Committee provides overall guidance for the Company’s executive compensation policies and determines the amounts and elements of compensation for the Company’s executive officers and outside directors. The Compensation Committee currently consists of two members of the Company’s Board of Directors, Messrs. Migliorini and Schwartz, each of whom is an independent director under Rule 5605 of The Nasdaq Global Select Market listing standards, a “non-employee director” as defined under the SEC’s rules and an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

When considering decisions concerning the compensation of executives, other than the Chief Executive Officer, the Compensation Committee asks for the recommendations of the Chief Executive Officer, including his detailed evaluation of each executive’s performance. No executive has a role in recommending compensation for outside directors. With respect to the application of the 2006 Stock Incentive Plan, as amended (the “2006 Plan”), to non-employee directors, the Board of Directors functions as the Compensation Committee.

Use of Outside Advisors. In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consulting firm. In 2005, the Compensation Committee retained the services of James F. Reda & Associates, LLC to assist with its review of the compensation package of the Chief Executive Officer and other executive officers for 2006. In 2007 and 2008, James F. Reda & Associates, LLC was retained to assist the Compensation Committee with several special projects, including advice on director compensation, advice relating to the 2006 Plan, including the use of restricted stock under the Company’s long-term incentive program, and appropriate compensation for new hires at senior executive positions.

In 2009, James F. Reda & Associates, LLC worked with the Compensation Committee to update the peer group and conduct an executive compensation review based on that peer group, and assist in designing new employment agreements for Mr. Rosenfeld and Mr. Schmertz and extending Mr. Dharia’s employment agreement. Assistance was also provided in designing the 2006 Plan.

James F. Reda & Associates, LCC provides only executive compensation consulting services and works with management only at the behest of the Compensation Committee.

The Compensation Committee retains James F. Reda & Associates, LLC directly, although in carrying out assignments, James F. Reda & Associates, LLC also interacts with Company management, when necessary and appropriate, in order to obtain compensation and performance data for the executives and the Company. In addition, James F. Reda & Associates, LLC may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy and identify data questions or other similar issues, if any, prior to presentation to the Compensation Committee.

The Compensation Committee has the sole authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Compensation Structure

Pay Elements - Overview

 The Company utilizes four main components of compensation:

•	base salary
•	annual performance-based cash bonuses
•	long-term equity incentives (consisting of stock options and restricted stock); and
•	benefits and perquisites

Pay Elements - Details

Base Salary. The Company paid base salaries to each of the Named Executive Officers to provide them with fixed pay that considers the Named Executive Officer’s role and responsibilities, experience, expertise and individual performance. As more fully described in the section of this Proxy Statement captioned “Employment Arrangements,” as of December 31, 2009, the Company had employment agreements with each of the Named Executive Officers. A full description of each Named Executive Officer’s base salary is contained in the section of this Proxy Statement captioned “Employment Arrangements.” The Compensation Committee, as constituted at the time the parties entered into the employment agreements or any amendments thereof, reviewed and approved the salary established in each such agreement or amendment. The Compensation Committee considered each employee’s salary history, value in the marketplace and performance (including at the Company and previous employment).

Under the employment agreement of our Chief Executive Officer, Mr. Rosenfeld, annual base salary was fixed at $400,000 for the year ended December 31, 2009, increased to $500,000 for the 2010 fiscal year and is subject to successive annual increases of 5% thereafter through December 31, 2012. The employment agreement, as amended, of our Chief Operating Officer, Mr. Sinha, provides for an annual base salary of $540,000, which remains constant throughout the term of his agreement. Under the employment agreement, as amended, of our Chief Financial Officer, Mr. Dharia, annual base salary was fixed at $479,573 for the year ended December 31, 2009 and increased to $528,304 for subsequent years of the term of his agreement. The employment agreement of our Brand Director, Mr. Schmertz, provided for an annual base salary of $600,000 for the year ended December 31, 2009 and an increase in base salary to $660,000 for subsequent years of the term of his agreement. Under the employment agreement of our Executive Vice President - Wholesale and Retail, Ms. Varela, annual base salary was fixed at $350,000 for the period through December 31, 2008 and increased to $400,000 for subsequent years of the term of her agreement. Please see the section of this Proxy Statement captioned “Summary Compensation Table” and “Employment Arrangements.” Salary increases for officers are generally consistent with those of other management employees.

Annual Performance-based Cash Bonus. Annual performance-based cash bonuses for Named Executive Officers are established in their respective employment agreements. The Compensation Committee reviewed and approved the bonus provisions fixed in each such employment agreement at the time the parties entered into such agreements and any amendments thereof. Such bonus provisions generally provide for variable or discretionary bonuses designed to reward attainment of business goals. The amount, if any, of the annual performance-based cash bonuses of Messrs. Rosenfeld, Dharia and Schmertz is entirely within the discretion of the Board of Directors or the Compensation Committee. The Board of Directors and/or the Compensation Committee consider various criteria, including revenue growth and profitability. Based on these and other individual performance factors, the Compensation Committee paid bonuses of $100,000, $50,000, and $100,000 respectively to Messrs. Rosenfeld, Dharia, and Schmertz for the 2009 Fiscal Year.

Mr. Sinha’s annual performance-based cash bonus is tied to increases in the Company’s EBIT from the preceding year. Mr. Sinha is entitled to an annual performance-based cash bonus equal to 3% of the increase in the Company’s EBIT for such fiscal year over the EBIT of the immediately prior fiscal year. Ms. Varela is entitled to an annual performance-based cash bonus for each fiscal year in an amount equal to 2% of the increase, if any, in Wholesale Footwear Division EBIT for that year over Wholesale Footwear Division EBIT for the immediately prior year, plus 1.5% of the increase, if any, in Retail Division EBIT for that year over Retail Division EBIT for the immediately prior year. Please see the section of this Proxy Statement captioned “Employment Arrangements.” Mr. Sinha’s annual performance-based cash bonus target was set to drive the business of the Company. Ms. Varela’s annual performance-based cash bonus target was set to drive the business of the Company’s Wholesale Footwear and Retail divisions. Mr. Sinha and Ms. Varela received cash bonuses of $899,176 and $421,224, respectively, for 2009 EBIT performance.

Long-term Equity Incentives. Management and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. Beginning in 2006, the Compensation Committee modified its prior practice of granting equity incentives solely in the form of stock options with periodic awards of restricted stock in order to grant awards that contain both substantial incentive and retention characteristics. These awards are designed to provide emphasis on preserving stockholder value generated in recent years while providing significant incentives for continuing growth in stockholder value.

With respect to the 2009 Fiscal Year, the Compensation Committee determined it to be important to provide incentives that are more responsive to stockholder value and, therefore, granted stock options to Messrs. Rosenfeld, Dharia and Schmertz and to Ms. Varela. Mr. Rosenfeld also received an award of restricted stock. All grants were approved by the Compensation Committee. The Committee intends to continue to review the equity mix to achieve the ideal incentive for both performance and retention. With respect to stock options, the 2006 Plan provides that the exercise price shall be the closing market price per share of the Company’s Common Stock on the business day immediately preceding the grant date, which is fair market value for purposes of the 2006 Plan.

Other Benefits and Perquisites. The Company’s executive compensation program also includes other benefits and perquisites. These benefits and perquisites include annual matching contributions to executive officers’ 401(k) plan accounts, company-paid medical benefits, automobile allowances and leased automobiles, and life insurance coverage. The Compensation Committee annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive officer compensation program. Please see the section of this Proxy Statement captioned “Summary Compensation Table and, specifically, the column entitled “All Other Compensation” and the corresponding footnotes.

Pay Mix

The Company utilizes the particular elements of compensation described above because the Company believes that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation, which produces short-term and long-term performance incentives and rewards. By following this approach, the Company provides the executives a measure of security in the minimum expected level of compensation, while motivating the executives to focus on business metrics and other variables within their particular sector which will increase sales and margins and at the same time lower costs so as to produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executives, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for the annual performance bonuses and the Company’s long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term stock performance.

For the Named Executive Officers, the mix of compensation is weighted heavily toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for the Company’s executives, which is aligned with the Company’s stated compensation philosophy of providing compensation commensurate with performance.

Pay Levels and Benchmarking

Pay levels for executives are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the Named Executive Officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses “competitive market” compensation using a number of sources. The primary data source used in setting competitive market levels for the Named Executive Officers is the information publicly disclosed by a peer group of the Company, which will be reviewed annually and may change from year to year. For 2009, executive compensation and compensation design was reviewed in relation to the following peer companies:

American Apparel Inc.	Perry Ellis International, Inc.	Movado Group, Inc.
Bebe Stores, Inc.	G-III Apparel Group, Ltd.	Rocky Brands, Inc.
Brown Shoe Co. Inc.	Genesco, Inc.	Skechers U.S.A. Inc.
Kenneth Cole Productions Inc.	Guess, Inc.	Timberland Co.
Collective Brands, Inc.	Iconix Brand Group, Inc.	Under Armour, Inc.
Crocs, Inc.	Jones Apparel Group, Inc.	Volcom, Inc.
Deckers Outdoor Corp.	K-Swiss, Inc.	Weyco Group, Inc.
Delta Apparel, Inc.	Maidenform Brands, Inc.	Wolverine Worldwide

After consideration of the data collected on external competitive levels of compensation and internal needs, the Compensation Committee makes decisions regarding the Named Executive Officer’s target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team. Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target annual incentive compensation for each Named Executive Officer will be at the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls, with the exception of any such payouts that are to be made pursuant to contractual commitments such as the bonuses that may be paid to Mr. Sinha and Ms. Varela, which are tied to the Company’s EBIT for the preceding year pursuant to their respective employment agreements. Similarly, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including, but not limited to, superior asset management, investment or strategic accomplishments and/or consummation of acquisitions, divestitures, capital improvements to existing properties, or sales made by certain of the Company’s divisions.

Risk Assessment

Bonus payments to executives are based either on the discretion of the Compensation Committee or are tied to growth in EBIT. Long-term incentives have been granted in the form of stock options and time-vested restricted stock that generally vest over four or five years. These programs have been in place for several years and have proved effective in rewarding performance while not encouraging inappropriate risk-taking. In general, the Compensation Committee believes there is no material adverse risk to the Company that is related to our compensation programs for executives and non-executives.

Implications of Tax and Accounting Matters

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles employed by the Company.

While the Compensation Committee reviews and considers both the accounting and tax effects of various components of compensation, these effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components. In general, the Company believes that compensation paid to executive officers should be deductible for U.S. tax purposes. In certain instances, however, the Compensation Committee also believes that it is in the Company’s best interests, and that of its stockholders, to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Code in order to provide a compensation package consistent with the Company’s objectives.

Conclusion

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from the Company’s competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages for the Named Executive Officers is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Compensation Committee Interlocks and Insider Participation

During the 2009 Fiscal Year, the following directors served on the Compensation Committee: Peter Migliorini (Chairman) and Thomas H. Schwartz. During the 2009 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	none of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

Executive Officers

The following table identifies the executive officers and certain significant employees of the Company, and their ages and positions:

Name	Age	Position

Edward R. Rosenfeld	34	Chairman of the Board and Chief Executive Officer

Arvind Dharia	60	Chief Financial Officer and Secretary

Awadhesh Sinha	64	Chief Operating Officer

Robert Schmertz	46	Brand Director

Amelia Newton Varela	38	Executive Vice President of Wholesale and Retail

Arvind Dharia has been the Chief Financial Officer of the Company since October 1992 and was a director of the Company from December 1993 through May 2004. Mr. Dharia has been Secretary of the Company since 1993. From December 1988 until joining the Company in September 1992, Mr. Dharia was Assistant Controller of Millennium III Real Estate Corp., a real estate management company.

Awadhesh Sinha became the Chief Operating Officer of the Company in July 2005. Mr. Sinha was a director of the Company, from October 2002 to July 2005, before joining the Company as its Chief Operating Officer. Mr. Sinha was the Chief Operating Officer and Chief Financial Officer of WEAR ME Apparel Inc., a company that designs, manufactures and markets branded and non-branded children’s clothing, from 2003 to July 2005. Prior to that, Mr. Sinha worked for Salant Corporation, a company that designs, manufactures and markets men’s clothing, for 22 years, and held the position of Chief Operating Officer and Chief Financial Officer of Salant Corporation from 1998 to 2003.

Robert Schmertz has been the Brand Director since January 2006. Mr. Schmertz served as President of Steve Madden Women’s Wholesale Division and Brand Manager from September 2001 through January 2006. Additionally, Mr. Schmertz has been the President of Shoe Biz, Inc., a wholly owned subsidiary of Steve Madden Retail Inc. since May 1998 and the President of Diva Acquisition Corp. since January 2001. Before joining the Company, Mr. Schmertz was President of Daniel Scott Inc. from November 1995 to May 1998. Previously, Mr. Schmertz was the East Coast Sales Manager for Impo International from January 1993 through November 1995. From April 1990 to December 1992, Mr. Schmertz served as a sales representative for Espirit de Corp. based in San Francisco, California.

Amelia Newton Varela has been Executive Vice President of Wholesale and Retail since April 2008. Ms. Varela was Executive Vice President of Wholesale Sales from November 2004 to April 2008. Previously, she was Vice President of Sales for Steve Madden Women’s Wholesale Division from January 2000. Prior to that, she was Account Executive for Steve Madden Women’s Wholesale Division from 1998. Before joining the Company, Ms. Varela was the sales assistant to the Executive Vice President of Sales for Merrin Financial. She graduated from The Fashion Institute of Technology in 1995.

Please see the section of this Proxy Statement captioned “Proposal One: Election of Directors — Biographical Summaries of Nominees for the Board of Directors” for information concerning the Company’s directors.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned for all services rendered to the Company in all capacities in the 2009, 2008 and 2007 fiscal years, respectively, by the Company’s Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer, who were serving at the end of 2009, 2008 and 2007, respectively. In this Proxy Statement, the Company refers to this group of people as the Company’s “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total Compensation ($)

Edward R. Rosenfeld	2009	400,000	100,000	1,977,000	742,218	0		5,885	(2)	3,225,103
Chief Executive Officer	2008	366,250	75,000	0	233,200	0		5,083	(3)	679,533
	2007	259,808	75,000	596,800	0	0				931,608

Arvind Dharia	2009	479,573	50,000	0	296,887	0		97,782	(4)	924,242
Chief Financial Officer	2008	457,406	50,000	0	0	0		102,891	(5)	610,297
	2007	435,625	0	596,800	0	0		91,115	(6)	1,123,540

Awadhesh Sinha	2009	540,000	0	0	0	899,176	(7)	20,994	(8)	1,460,170
Chief Operating Officer	2008	526,612	0	0	439,143	0		369,220	(9)	1,334,975
	2007	489,976	0	933,900	0	0		7,431	(10)	1,431,307

Robert Schmertz	2009	600,000	400,000	0	1,337,514	0		22,750	(11)	2,360,264
President of Wholesale Women’s Division and Brand Manager	2008	600,000	250,000	0	0	0		22,452	(12)	872,452
	2007	578,901	675,000	2,939,000	0	0		12,692	(10)	4,205,593

Amelia Newton Varela	2009	400,000	0	0	556,664	421,224	(13)	22,750	(14)	1,400,638
Executive Vice President	2008	349,038	250,000	0	351,278	0		22,750	(14)	973,066
of Wholesale and Retail	2007	300,000	0	0	0	0		240,000	(15)	540,000

(1) The amounts in this column reflect the aggregate grant date fair value of awards granted during the applicable year for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, respectively, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote G to the Company’s audited financial statements for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2010, March 12, 2009 and March 12, 2008, respectively.

(2) Includes the following: $1,731 automobile allowance and $4,154 in annual matching contributions to Mr. Rosenfeld’s 401(k) plan account.

(3) Includes the following: $2,020 automobile allowance and $3,063 in annual matching contributions to Mr. Rosenfeld’s 401(k) plan account.

(4) Includes the following: $6,136 automobile allowance, $80,202 life insurance premiums and $11,444 in annual matching contributions to Mr. Dharia’s 401(k) plan account.

(5) Includes the following: $9,226 automobile allowance, $83,331 life insurance premiums and $10,334 in annual matching contributions to Mr. Dharia’s 401(k) plan account.

(6) Includes the following: $7,789 automobile allowance and $83,326 life insurance premiums.

(7) Represents non-equity incentive payment made pursuant to a bonus formula in Mr. Sinha’s employment agreement. See “Employment Arrangements.”

(8) Includes the following: $10,411 automobile allowance and $10,583 in annual matching contributions to Mr. Sinha’s 401(k) plan account.

(9) Includes the following: $8,115 automobile allowance, $351,688 for deferred compensation and $9,417 in annual matching contributions to Mr. Sinha’s 401(k) plan account.

(10) Represents automobile allowance.

(11) Includes the following: $15,000 automobile allowance and $7,750 in annual matching contributions to Mr. Schmertz’s 401(k) plan account.

(12) Includes the following: $15,000 automobile allowance and $7,452 in annual matching contributions to Mr. Schmertz’s 401(k) plan account.

(13) Represents non-equity incentive payment made pursuant to a bonus formula in Ms. Varela’s employment agreement. See “Employment Arrangements.

(14) Includes the following: $15,000 automobile allowance and $7,750 in annual matching contributions to Ms. Varela’s 401(k) plan account.

(15) Includes the following: deferred compensation in the amount of $225,000, paid for the period ended December 31, 2007, pursuant to Ms. Varela’s employment agreement and $15,000 automobile allowance.

Employment Arrangements

Edward R. Rosenfeld. In April 2008 (effective in March 2008), the Company entered into an employment agreement with Edward R. Rosenfeld pursuant to which Mr. Rosenfeld agreed to serve as interim Chief Executive Officer of the Company for a term expiring on December 31, 2009. Effective August 8, 2008, the Company appointed Mr. Rosenfeld to serve as Chief Executive Officer and executive Chairman of the Board. The terms of Mr. Rosenfeld’s employment agreement remained unchanged. Under the employment agreement, the Company agreed to pay Mr. Rosenfeld an annual base salary of $400,000 and such additional compensation and annual bonus as may be determined from time to time by the Board of Directors in its sole discretion. In addition, pursuant to the employment agreement, Mr. Rosenfeld received, as additional compensation, an option to purchase 40,000 shares of Common Stock, exercisable to the extent of 8,000 shares on each of March 24, 2009, March 24, 2010, March 24, 2011, March 24, 2012 and March 24, 2013, said option to remain exercisable for seven years from the effective date of the agreement.

In November 2009, the Company entered into a new employment agreement with Mr. Rosenfeld to replace the prior employment agreement, which was to expire by its terms on December 31, 2009. Pursuant to his new employment agreement, Mr. Rosenfeld will continue to serve as Chief Executive Officer of the Company for a term commencing on November 6, 2009 and expiring on December 31, 2012, unless sooner terminated in accordance with the terms of the agreement. Mr. Rosenfeld will continue to serve as the executive Chairman of the Board of Directors of the Company. His base salary during the period from November 6, 2009 through December 31, 2009 remained the annual base salary of $400,000 reflected in the prior employment agreement. On January 1, 2010, Mr. Rosenfeld’s annual base salary increased to $500,000 for the period from January 1, 2010 to December 31, 2010 and is subject to successive annual 5% increases thereafter until December 31, 2012. Mr. Rosenfeld receives a monthly automobile allowance of $1,250. In addition, Mr. Rosenfeld’s new employment agreement provides for a grant of 50,000 shares of the Company’s Common Stock, subject to certain restrictions. These restricted shares of Common Stock were issued to Mr. Rosenfeld on November 10, 2009 under the 2006 Plan. The restricted Common Stock will vest in five equal annual installments of 10,000 shares commencing on the first anniversary of the date of the award. Mr. Rosenfeld’s new employment agreement provides that additional compensation and bonuses, if any, will be paid to him at the absolute discretion of the Board of Directors.

In the event of his death, Mr. Rosenfeld’s employment agreement provides for the payment to his estate of his base salary for the 12-month period immediately subsequent to the date of Mr. Rosenfeld’s death. The agreement also provides that if Mr. Rosenfeld’s employment agreement is terminated due to his “total disability” (as defined in the agreement), Mr. Rosenfeld will receive payment of his base salary for the 12-month period immediately subsequent to the date he is determined to be totally disabled. Mr. Rosenfeld’s new employment agreement allows the Company to terminate his employment with “cause” (as defined in the employment agreement) or without cause. In the event that Mr. Rosenfeld’s employment is terminated by the Company for cause, the Company will have no further obligations to Mr. Rosenfeld, and Mr. Rosenfeld will be entitled to no further compensation from the Company, except for pro-rata amounts due to him on the date of his termination. In the event that Mr. Rosenfeld’s employment is terminated by the Company without cause or by Mr. Rosenfeld’s resignation for “good reason” (as defined in the employment agreement), Mr. Rosenfeld will be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the longer of the remainder of the term of the agreement or six months. In addition, if Mr. Rosenfeld’s employment is terminated by the Company without cause or by the resignation of Mr. Rosenfeld for good reason during the period commencing 90 days prior to a “change of control” (as defined in the employment agreement) transaction and ending 180 days following a change of control transaction, Mr. Rosenfeld will receive an amount equal to three times the average amount of total W-2 compensation actually received by him during the preceding three calendar years ending on the last previous December 31, except that in lieu of the actual base salary component received during such period, there shall be substituted the annual base salary to which Mr. Rosenfeld was entitled as of the date of termination or resignation, unless said amount (or portion thereof) is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, in which case the payment to Mr. Rosenfeld shall be reduced to the maximum amount that is tax deductible to the Company under Section 280G of the Code.

        Arvind Dharia. In January 1998, the Company entered into an employment agreement with Arvind Dharia, which has been amended from time to time, most recently on October 7, 2009, pursuant to which Mr. Dharia agreed to serve as the Company’s Chief Financial Officer. The term of Mr. Dharia’s employment under his agreement, as amended, commenced on January 1, 1998 and ends on December 31, 2011. The term will be automatically extended for an additional one-year period unless either party timely notifies the other of its intention not to extend the term. Pursuant to the amended agreement, Mr. Dharia received a base salary of $435,625 and $457,406 during fiscal years 2007 and 2008, respectively. Commencing January 1, 2009, Mr. Dharia’s annual base salary increased by 5% to $479,573 and, commencing January 1, 2010 his annual base salary increased to $528,304. In addition, the agreement provides that Mr. Dharia receive an annual bonus in such amount, if any, and at such time or times, as the Board of Directors may determine in its absolute discretion. Subject to availability of shares under the 2006 Plan, as amended, or any other plan designated by the Board of Directors and approved by the Company’s stockholders, Mr. Dharia is entitled to awards under such plan as may be determined by the Board of Directors, or a committee thereof, from time to time in its absolute discretion.

The agreement provides, in the event of Mr. Dharia’s death, for the payment to Mr. Dharia’s estate of his base salary for the 12-month period immediately subsequent to the date of Mr. Dharia’s death. The agreement also provides that if Mr. Dharia’s employment agreement is terminated due to his “total disability” (as defined in the agreement), Mr. Dharia will receive payment of his base salary for the 12-month period immediately subsequent to the date he is determined to be totally disabled. In the event Mr. Dharia’s employment agreement is terminated “for cause” (as defined in the agreement), the Company is obligated to pay Mr. Dharia the amount of compensation that is accrued and unpaid through the date of termination. In the event Mr. Dharia’s employment agreement is terminated for any reason (other than “for cause” or due to his death or total disability), the Company is obligated to pay Mr. Dharia, in two installments, (a) an amount equal to the product of (x) his base salary on the effective date of such termination plus the bonus paid or payable, if any, for the fiscal year ended on the December 31st immediately preceding the termination date, multiplied by (y) the number of years (and fraction of years) remaining in the term; and (b) the amount payable to him, or on his account, for what would have been the balance of the term of his employment agreement with respect to certain benefits and plans as set forth in his employment agreement. If the Company decides not to renew the agreement (other than “for cause” or due to his total disability), then Mr. Dharia will be entitled to receive severance compensation in cash in an amount equal to his then-current base salary for the 90-day period commencing on the expiration of the term. In the event that there is a “change of control” transaction and Mr. Dharia’s employment has been terminated by the Company other than “for cause” or by Mr. Dharia “for good reason” (as such terms are defined in the agreement), Mr. Dharia will receive an amount equal to three times the total compensation he was entitled to receive under the agreement for the preceding 12-month period ending on the last previous December 31, except that in lieu of the actual base salary component received during such period, there shall be substituted the annual base salary to which Mr. Dharia was entitled to as of the date of termination or resignation, unless said amount (or portion thereof) is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, in which case the payment to Mr. Dharia shall be reduced to the maximum amount that is tax deductible to the Company under Section 280G of the Code.

Awadhesh Sinha. In June 2005, the Company entered into an employment agreement with Awadhesh Sinha, pursuant to which Mr. Sinha agreed to serve as the Company’s Chief Operating Officer. Mr. Sinha’s employment agreement was amended in November 2007 and in October 2008. The term of Mr. Sinha’s employment under his employment agreement, as amended, commenced on July 1, 2005 and ends on December 31, 2010. The term will be automatically extended for successive one-year periods unless either party timely notifies the other of its intention not to extend the term. The agreement, as amended, provides that the Company pay Mr. Sinha an annual salary of $540,000 (which is equal to the base salary amount payable to Mr. Sinha pursuant to the original employment agreement at the time of the October 2008 amendment). Upon entering into the agreement, Mr. Sinha received a signing bonus of $100,000. In addition, with respect to the fiscal year ended December 31, 2005, Mr. Sinha was entitled to an annual bonus equal to the greater of (i) $50,000, and (ii) 3% of the increase in the Company’s EBIT for such fiscal year over the EBIT of the immediately prior fiscal year; with respect to each of the Company’s remaining fiscal years through the 2008 fiscal year, Mr. Sinha was entitled to an annual bonus equal to 3% of the increase in the Company’s EBIT for such fiscal year over the EBIT of the immediately prior fiscal year. In respect of each of the Company’s 2009 and 2010 fiscal years, Mr. Sinha is eligible to receive a cash bonus under the Company’s 2006 Plan equal to 3% of the increase in the Company’s EBIT for such fiscal year over the EBIT of the immediately prior fiscal year. Mr. Sinha received a bonus of $899,176 for 2009 EBIT performance. The agreement, as amended, provides for certain deferred compensation with respect to 2008, 2009 and 2010. For the period commencing July 1, 2008 and ending December 31, 2008, the agreement, as amended, provides for a mandatory deferral of additional cash compensation in an amount equal to 25% of Mr. Sinha’s annual base salary, and the Company agrees to pay to Mr. Sinha such additional cash compensation provided that Mr. Sinha remains in the employ of the Company on December 31, 2010. For the period commencing January 1, 2009 and ending December 31, 2009, the agreement, as amended, provides for a mandatory deferral of additional cash compensation in an amount equal to 12.5% of Mr. Sinha’s annual base salary, and the Company agrees to pay to Mr. Sinha such additional cash compensation provided that Mr. Sinha remains in the employ of the Company on December 31, 2010. For the period commencing January 1, 2010 and ending December 31, 2010, the agreement, as amended, provides for a mandatory deferral of additional cash compensation in an amount equal to 7.5% of Mr. Sinha’s annual base salary, and the Company agrees to pay to Mr. Sinha such additional cash compensation provided that Mr. Sinha remains in the employ of the Company on December 31, 2010.

The agreement, as amended, provides for, in the event of Mr. Sinha’s death, the payment to Mr. Sinha’s estate of his base salary for the 12-month period immediately subsequent to the date of Mr. Sinha’s death. In the event Mr. Sinha’s employment agreement, as amended, is terminated due to Mr. Sinha’s “total disability” or “for cause” (as such terms are defined in the agreement, as amended,), or due to Mr. Sinha’s resignation, the Company is obligated to pay Mr. Sinha the amount of compensation that is accrued and unpaid through the date of termination. In addition, in the event of Mr. Sinha’s total disability, the Company is obligated to continue to pay Mr. Sinha’s base salary for the 12-month period immediately subsequent to the date of determination of such total disability. Mr. Sinha will be required to repay to the Company the full amount of his signing bonus if he is discharged “for cause” and a pro rata portion of the signing bonus for the portion of the term that he did not fulfill if he resigns. In the event Mr. Sinha’s employment agreement, as amended, is terminated by the Company for any reason (other than “for cause” or due to his death or total disability), the Company is obligated to pay Mr. Sinha an amount equal to the sum of (x) the base salary that would have been paid by the Company pursuant to the agreement, as amended, for the longer of the remainder of the then-current term or 6 months, (y) the cash bonus payable to Mr. Sinha prorated from the commencement of the then-current term through the termination date, and (z) a pro-rata portion of the deferred additional cash compensation (such deferred additional cash compensation shall be an amount equal to the applicable percentage (depending on the period during which termination occurs) of Mr. Sinha’s aggregate base salary paid through the date of such termination). In the event that there is a “change of control” transaction (as defined in the agreement, as amended), and the Company (other than “for cause”) or Mr. Sinha (for “good reason,” as defined in the agreement, as amended) terminates the agreement, as amended, Mr. Sinha shall be entitled to an amount equal to three times the total compensation received by Mr. Sinha under the agreement, as amended, for the preceding 12-month period ending on the last previous December 31st, except that in lieu of the actual base salary component received during such period, there shall be substituted the annual base salary to which Mr. Sinha was entitled as of the date of his termination, unless said amount (or portion thereof) is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, in which case the payment to Mr. Sinha shall be reduced to the maximum amount that is tax deductible to the Company under Section 280G of the Code.

Robert Schmertz. In April 2002, the Company entered into an employment agreement with Robert Schmertz pursuant to which Mr. Schmertz agreed to serve as President of Steve Madden Wholesale Women’s Division and Brand Manager for Steven Madden, Ltd. The term of the agreement commenced on April 1, 2002 and was extended in March 2005 and again in March 2007. Mr. Schmertz received a signing bonus of $500,000 upon the execution of the March 2007 extension and 100,000 shares of restricted Common Stock, which vests in equal parts on each of the first five anniversaries of February 27, 2007, pursuant to the 2006 Plan, as amended. The Company agreed to pay Mr. Schmertz an annual salary of $600,000. In October 2009, the Company entered into a new employment agreement with Mr. Schmertz to replace the prior employment agreement, as amended, which was to expire by its terms on December 31, 2009. Pursuant to the new employment agreement, Mr. Schmertz will continue to serve as Brand Director of the Company for a term commencing on October 7, 2009 and expiring on December 31, 2012, unless sooner terminated in accordance with the terms of the agreement. Mr. Schmertz’s annual base salary during the period from October 7, 2009 through December 31, 2009 remained $600,000. His annual base salary was increased to $660,000 commencing on January 1, 2010 for the duration of the term. Pursuant to the new employment agreement, Mr. Schmertz is entitled to receive a fiscal year 2009 performance bonus of $300,000 (minus withholding taxes), $200,000 of which was paid to him in October 2009 and the remaining $100,000 of which was paid to him in March 2010. The new employment agreement provides that Mr. Schmertz may receive additional bonuses, if any, at the absolute discretion of the Board of Directors. In addition, pursuant to the new employment agreement, Mr. Schmertz received an option to purchase 50,000 shares of Common Stock, pursuant to the terms of the 2006 Plan, at an exercise price of $37.10 per share. The option vests in equal annual installments of 10,000 shares over a five-year period on each anniversary of the date of the grant commencing on October 8, 2010 and remains exercisable until October 8, 2016.

In the event of Mr. Schmertz’s death, the employment agreement provides for the payment to his estate of his base salary for the 12-month period immediately subsequent to the date of Mr. Schmertz’s death. The agreement also provides that if Mr. Schmertz’s employment agreement is terminated due to his “total disability” (as defined in the agreement), Mr. Schmertz will receive payment of his base salary for the 12-month period immediately subsequent to the date he is determined to be totally disabled. The Company may terminate the employment agreement for “cause” (as defined in the employment agreement), in which event Mr. Schmertz would be entitled to receive only his accrued and unpaid base salary through the date of termination. In the event that Mr. Schmertz’s employment is terminated by the Company without cause, he would be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination through the remainder of the term. In addition, if Mr. Schmertz’s employment is terminated by the Company without cause during the period commencing 30 days prior to a “change of control” (as defined in the employment agreement) transaction and ending 180 days after a change of control transaction, he would be entitled to receive an amount equal to the lesser of (i) the average amount of total compensation actually received by him during the preceding three calendar years multiplied by 3 and (ii) the maximum amount that is tax deductible to the Company under Section 280G of the Code, such amount to be in lieu of and not in addition to any other payments to which Mr. Schmertz would be entitled in the event of the termination of his employment.

Amelia Newton Varela. In October 2004, the Company entered into an employment agreement with Amelia Newton Varela, pursuant to which Ms. Varela agreed to serve as Executive Vice President of Wholesale Sales. In April 2008, the Company entered into a new employment agreement with Ms. Varela, pursuant to which Ms. Varela agreed to serve as Executive Vice President of Wholesale and Retail. The term of Ms. Varela’s employment under this employment agreement commenced on April 29, 2008 and ends on December 31, 2010. Pursuant to the employment agreement, on April 29, 2008, Ms. Varela was granted an option to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $19.32 per share. The option is exercisable until April 29, 2015 to the extent of 10,000 shares on each of April 29, 2009, April 29, 2010, April 29, 2011, April 29, 2012 and April 29, 2013. Further, pursuant to the employment agreement, on April 1, 2009, Ms. Varela was granted an option to purchase 25,000 shares of Common Stock of the Company at an exercise price of $18.78 per share. In addition, provided that she is still employed by the Company (i) on April 1, 2010, Ms. Varela will be granted an option to purchase 25,000 shares of Common Stock of the Company. Such options shall vest 20% each year for five years, commencing on the first anniversary date of the grant of the options, have a term of seven years and have an exercise price equal to the market price on the grant date. The Company agreed to pay Ms. Varela an annual base salary of $350,000 from January 1, 2008 through December 31, 2008 and $400,000 from January 1, 2009 through December 31, 2010. Under the terms of the agreement, the Company agreed to pay Ms. Varela an annual bonus for each of 2008, 2009 and 2010 in an amount equal to 2% of the increase, if any, in Wholesale Footwear Division EBIT for that year over Wholesale Footwear Division EBIT for the immediately prior year, plus 1.5% of the increase, if any, in Retail Division EBIT for that year over Retail Division EBIT for the immediately prior year. Ms. Varela received a cash bonus of $421,224 for 2009 EBIT performance. If Ms. Varela is still employed by the Company on December 31, 2010, she will also be entitled to a cash bonus of $200,000.

In the event that Ms. Varela’s employment agreement is terminated due to Ms. Varela’s “disability” (as defined in the agreement) or death, the Company is obligated to pay Ms. Varela (or her estate) the amount of accrued and unpaid salary through the date of termination plus any accrued and unpaid bonus amounts for the year prior to termination. The Company may terminate the agreement for “cause” (as defined in the agreement) and, in such event, Ms. Varela will be entitled only to accrued and unpaid salary through the date of termination of employment. If Ms. Varela’s employment is terminated by the Company without cause, she is entitled to salary payments at regular intervals from the date of termination through the date the agreement would have otherwise terminated plus any accrued and unpaid bonus amounts for the year prior to termination. In the event that Ms. Varela’s employment is terminated by the Company without cause during the period commencing 30 days prior to a “change of control” (as defined in the agreement) transaction and ending 180 days following a change of control transaction, she is entitled to receive an amount equal to the lesser of (i) the average amount of total compensation actually received by her during the preceding three calendar years multiplied by 3 and (ii) the maximum amount that is tax deductible to the Company under Section 280G of the Code.

GRANTS OF PLAN-BASED AWARDS IN THE 2009 FISCAL YEAR

The following table sets forth information concerning awards under the Company’s equity and non-equity incentive plans granted to each of the Named Executive Officers in the 2009 Fiscal Year, including performance-based awards and those using time-based vesting. Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Edward R. Rosenfeld	4/1/2009	—	100,000	18.78	742,218
	11/10/2009	50,000	—	—	1,977,000

Arvind Dharia	4/1/2009	—	40,000	18.78	296,887

Awadesh Sinha	n/a	—	—	—	—

Robert Schmertz	4/1/2009	—	75,000	18.78	556,664
	10/8/2009	—	50,000	37.10	780,850

Amelia Newton Varela	4/1/2009	—	75,000	18.78	556,664

Plan-Based Awards

1999 Stock Plan

As of March 15, 1999, the Board of Directors of the Company adopted the 1999 Stock Plan (the “1999 Plan”), and on June 4, 1999 the Company’s stockholders approved the adoption of the 1999 Plan. Since its adoption, the 1999 Plan has been amended, with stockholder approval, to (i) increase the number of shares subject to the 1999 Plan, (ii) provide that the exercise price of an option granted under the 1999 Plan shall be no less than the fair market value of the Common Stock on the date of grant (except to the extent otherwise provided in agreements with the Company dated prior to the effective date of the amendment), and (iii) prohibit the Board from amending the terms of any option granted pursuant to the 1999 Plan to reduce the option price. The 1999 Plan was adopted to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company could be granted incentive stock options and/or nonqualified stock options to purchase shares of Common Stock, in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company by encouraging stock ownership in the Company. As of April 1, 2010, options to purchase 166,921 shares of Common Stock were outstanding under the 1999 Plan. No additional options will be granted under the 1999 Plan.

2006 Stock Incentive Plan

As of March 10, 2006, the Board of Directors of the Company adopted the Company’s 2006 Stock Incentive Plan and, on May 26, 2006, the Company’s stockholders approved the adoption of the Company’s 2006 Stock Incentive Plan. The 2006 Stock Incentive Plan was amended in 2007 and 2008. On April 6, 2009, the Board of Directors adopted an Amended and Restated 2006 Stock Incentive Plan and, on May 22, 2009, the Company’s stockholders approved the Amended and Restated 2006 Stock Incentive Plan. The Company’s Amended and Restated 2006 Stock Incentive Plan is referred to as the “2006 Plan” throughout this Proxy Statement. The purpose of the 2006 Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, consultants and non-employee directors cash and stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

The maximum number of shares of Common Stock available for issuance under the 2006 Plan is 4,064,000 shares. As of April 1, 2010, there were outstanding 270,200 unvested shares of restricted stock and options to purchase 964,008 shares of Common Stock; options have been exercised, or restricted stock has vested, with respect to 606,857 shares of Common Stock; and 2,129,921 shares of Common Stock remained available for grant under the 2006 Plan.

OUTSTANDING EQUITY AWARDS AT END OF THE 2009 FISCAL YEAR

The following table sets forth information concerning unexercised stock options, restricted stock that has not vested and stock awards outstanding for each of the Named Executive Officers as of the end of the 2009 Fiscal Year.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of securities Underlying Unexcercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexcercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Edward R. Rosenfeld	—	32,000	(1)	—	18.1700	3/24/2015	65,750	(2)	2,711,530	—	—
	—	100,000	(1)	—	18.7800	4/1/2016	—		—	—	—

Arvind Dharia	60,001	—		—	13.0533	7/6/2011	15,000	(3)	618,600	—	—
	8,445	—		—	11.8400	5/27/2015	—		—	—	—
	—	40,000	(4)	—	18.7800	4/1/2016	—		—	—	—

Awadhesh Sinha		33,333	(5)	—	23.4600	10/3/2015	7,500	(6)	309,300	—	—

Robert Schmertz		75,000	(7)	—	18.7800	4/1/2016	67,500	(8)	2,783,700	—	—
		50,000	(7)	—	37.1000	10/8/2016	—		—	—	—

Amelia Newton Varela	10,000	—		—	19.3200	4/29/2015	7,500	(10)	309,300	—	—
	—	40,000	(9)	—	19.3200	4/29/2015	—		—	—	—
	—	75,000	(9)	—	18.7800	4/1/2016	—		—	—	—

(1) Mr. Rosenfeld was granted an option to purchase 40,000 shares of the Company’s Common Stock under the Company’s 2006 Plan, which option vests in five equal annual installments commencing on the first anniversary of the date of grant, March 24, 2008. Mr. Rosenfeld was granted an option to purchase 100,000 shares of the Company’s Common Stock under the Company’s 2006 Plan, which option vests in four equal annual installments commencing on the first anniversary of the date of grant, April 1, 2009.

(2) Mr. Rosenfeld was awarded 15,000 shares of restricted Common Stock on March 20, 2006, which shares vest in four equal installments commencing on the first anniversary of the date awarded. Mr. Rosenfeld was awarded 20,000 shares of restricted Common Stock on March 6, 2007, which shares vest in five equal annual installments commencing on the first anniversary of the date awarded. Mr. Rosenfeld was awarded 50,000 shares of restricted Common Stock on November 10, 2009, which shares vest in five equal annual installments commencing on the first anniversary of the date awarded.

(3) Mr. Dharia was awarded 12,000 shares of restricted Common Stock on March 24, 2006, which shares vest in four equal installments commencing on the first anniversary of the date awarded. Mr. Dharia was awarded 20,000 shares of restricted Common Stock on March 6, 2007, which shares vest in five equal annual installments commencing on the first anniversary of the date awarded.

(4) Mr. Dharia was granted an option to purchase 40,000 shares of the Company’s Common Stock under the Company’s 2006 Plan, which option vests in four equal annual installments commencing on the first anniversary of the date of grant, April 1, 2009.

(5) Mr. Sinha was granted an option to purchase 50,000 shares of the Company’s Common Stock under the Company’s 2006 Plan, which option vests in three equal annual installments commencing on the first anniversary of the date of grant, October 3, 2008.

(6) Mr. Sinha was awarded 30,000 shares of restricted Common Stock on April 25, 2007, which shares vest in four equal annual installments commencing on the first anniversary of the date awarded.

(7) Mr. Schmertz was granted an option to purchase 75,000 shares of the Company’s Common Stock under the Company’s 2006 Plan, which option vests in four equal annual installments commencing on the first anniversary of the date of grant, April 1, 2009. Mr. Schmertz was granted an option to purchase 50,000 shares of the Company’s Common Stock under the Company’s 2006 Plan, which option vests in five equal annual installments commencing on the first anniversary of the date of grant, October 8, 2009.

(8) Mr. Schmertz was awarded 30,000 shares of restricted Common Stock on March 20, 2006, which shares vest in four equal annual installments commenting on the first anniversary of the date awarded. Mr. Schmertz was awarded 100,000 shares of restricted Common Stock on March 9, 2007, which shares vest in five equal annual installments commencing on the first anniversary of the date awarded.

(9) Ms. Varela was granted an option to purchase 75,000 shares of the Company’s Common Stock under the Company’s 2006 Plan, which option vests in four equal annual installments commencing on the first anniversary of the date of grant, April 1, 2009. Ms. Varela was granted an option to purchase 50,000 shares of the Company’s Common Stock under the Company’s 2006 Plan, which option vests in five equal annual installments commencing on the first anniversary of the date of grant, April 29, 2008.

(10) Ms. Varela was awarded 30,000 shares of restricted Common Stock on March 20, 2007, which shares vest in four equal annual installments commencing on the first anniversary of the date awarded.

OPTION EXERCISES AND STOCK VESTED IN THE 2009 FISCAL YEAR

The following table sets forth information concerning stock options exercised and restricted stock vested during the 2009 Fiscal Year for each of the Named Executive Officers. The value realized from exercised options is deemed to be the market value of the Common Stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option. The value realized from the vesting of restricted stock is deemed to be the market value of the Common Stock on the date of vesting multiplied by the number of shares vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Edward R. Rosenfeld	15,500	346,820	7,750	119,998

Arvind Dharia	60,000	1,551,600	7,000	109,310

Awadhesh Sinha	16,667	304,506	7,500	274,050

Robert Schmertz	50,000	1,037,250	27,500	395,075

Amelia Newton Varela	—	—	7,500	123,675

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2009 with respect to compensation plans (including individual compensation arrangements) under which shares of Common Stock are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and
•	All compensation plans not previously approved by security holders.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)

Equity compensation plans approved by security holders	1,077,000	20.52	2,290,000

Equity compensation plans not approved by security holders	—	—	—

Total	1,077,000	20.52	2,290,000

Termination, Change in Control and Non-Competition/Non-Solicitation

The employment agreements for all the Named Executive Officers provide for a severance payment upon a termination of employment in connection with a change-in-control of the Company. The employment agreements of Messrs. Rosenfeld, Dharia and Sinha provide for severance payment if the executive terminates his employment for good reason in connection with a change-in-control event. These payments in connection with a change-in-control, however, are cutback if the severance benefit, when added to any other benefits triggered by a change-of-control, is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code. The threshold to which this cutback is made is referred to as the Code 280G threshold. The Company’s employment agreements with each of the Named Executive Officers also provide for severance payments to the executive if the Company terminates the executive’s employment without cause, or, in the case of Mr. Rosenfeld, if the Company gives him good reason to terminate employment. Please see the section of this Proxy Statement captioned “Employment Arrangements” for a summary description of the agreements and such severance and change-in-control provisions. These benefits are described and quantified in the section of this Proxy Statement captioned “Potential Payments Upon Termination or Change-In-Control” below.

The Company believes that the severance payments and payments made upon change-in-control provisions in the employment agreements provide appropriate protection to the Company’s executives, comparable to that available at peer companies, and, with regard to the enhanced severance following a change-in-control, protects the Company from losing key executives during a period when a change-in-control may be threatened or pending. These benefits are described and quantified in the section below captioned “Potential Payments Upon Termination or Change-In-Control.”

Ms. Varela has agreed to a non-compete and non-solicitation restriction for a one-year period in the event of a voluntary termination or termination for cause. Mr. Sinha has agreed to a non-compete and non-solicitation restriction through the period of his actual employment and for a six-month period thereafter, unless he is terminated other than for cause, or due to total disability, in which case his non-compete and non-solicitation period shall last the lesser of six months or the number of months he is entitled to payment following such termination. Mr. Rosenfeld has agreed to a non-compete and non-solicitation restriction during the period of his employment and for a six-month period following the termination of his employment for cause or in the event of his resignation without good reason. Mr. Schmertz has agreed to a non-compete and non-solicitation restriction through the term of his employment agreement, which ends on December 31, 2012. Mr. Dharia does not have non-compete or non-solicitation provisions in his employment agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company’s employment agreements with the Named Executive Officers provide for payments to such individuals upon termination of employment or a change-in-control of the Company. Please see the section of this Proxy Statement captioned “Employment Arrangements.” The amounts set forth in the table below shall be payable to the respective Named Executive Officer if such Named Executive Officer’s employment is terminated by the Company under the various scenarios set forth below.

NAME AND PRINCIPAL	CASH PAYMENT		CONTINUATION OF MEDICAL / WELFARE BENEFITS (PRESENT VALUE)		ACCELERATION AND CONTINUATION OF EQUITY AWARD		CUTBACK OF BENEFITS UPON A CHANGE OF CONTROL	TOTAL TERMINATION BENEFITS
POSITION	($)		($)		($)		($)	($)

TERMINATION DUE TO DEATH
Edward R. Rosenfeld	400,000	(1)	10,000	(2)	—		—	410,000
Arvind Dharia	479,573	(3)	10,000	(2)	—		—	467,406
Awadhesh Sinha	540,000	(4)	10,000	(2)	—		—	550,000
Robert Schmertz	600,000	(5)	—		—		—	600,000
Amelia Newton Varela	—		—		—		—	—

TERMINATION DUE TO TOTAL DISABILITY
Edward R. Rosenfeld	400,000	(1)	—		—		—	400,000
Arvind Dharia	479,573	(3)	90,000	(6)	—		—	569,573
Awadhesh Sinha	540,000	(4)	—		—		—	540,000
Robert Schmertz	600,000	(5)	—		—		—	600,000
Amelia Newton Varela	—		—		—		—	—

TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON
Edward R. Rosenfeld	—		—		—		—	—
Arvind Dharia	—		—		—		—	—
Awadhesh Sinha	—		—		—		—	—
Robert Schmertz	—		—		—		—	—
Amelia Newton Varela	—		—		—		—	—

TERMINATION OTHER THAN FOR CAUSE; RESIGNATION FOR GOOD REASON
Edward R. Rosenfeld	1,576,250	(7)	—		—		—	1,576,250
Arvind Dharia	959,146	(8)	—		—		—	959,146
Awadhesh Sinha	540,000	(9)	—		—		—	540,000
Robert Schmertz	1,980,000	(10)	—		—		—	1,980,000
Amelia Newton Varela	400,000	(11)	—		—		—	400,000

TERMINATION UPON A CHANGE OF CONTROL
Edward R. Rosenfeld	1,980,859	(12)	—		5,695,770	(13)	(6,551,616)	7,676,629	(14)
Arvind Dharia	1,438,719	(15)	270,000	(16)	901,967	(13)	—	3,225,719
Awadhesh Sinha	4,328,028	(17)	40,500	(18)	4,675,200	(13)	(2,139,413)	5,270,495	(14)
Robert Schmertz	4,877,160	(19)	—		4,675,200	(13)	(5,098,029)	9,552,360	(14)
Amelia Newton Varela	2,588,846	(20)	—		2,870,600	(13)	(2,905,965)	5,459,446	(14)

(1)	Consists of Mr. Rosenfeld’s 2009 base salary of $400,000, which would be paid at regular intervals.
(2)	Consists of medical benefits.
(3)	Consists of Mr. Dharia’s 2009 base salary of $479,573, which would be paid at regular intervals.
(4)	Consists of Mr. Sinha’s 2009 base salary of $540,000, which would be paid at regular intervals.
(5)	Consists of Mr. Schmertz’s 2009 base salary of $600,000, which would be paid at regular intervals.
(6)	Consists of one times the sum of Mr. Dharia’s life insurance payment ($80,000 per year) plus medical benefits ($10,000 per year).
(7)
Consists of the base salary ($500,000 for 2010, $525,000 for 2011 and $551,250 for 2012) that would have been paid to Mr. Rosenfeld during the remainder of the term of his employment until the expiration of his employment agreement on December 31, 2012. Mr. Rosenfeld would receive these payments at regular intervals.

(8)
Consists of two times Mr. Dharia’s 2009 base salary of $479,573. Mr. Dharia would receive 50% of this payment immediately and the remaining 50% would be paid to him one year later (i.e., on December 31, 2010).

(9)
Consists of the base salary of $540,000 that would have been paid to Mr. Sinha during the remainder of the term of his employment until the expiration of his employment agreement on December 31, 2010. Mr. Sinha would receive these payments at regular intervals.

(10)
Consists of an annual base salary of $660,000 that would have been paid to Mr. Schmertz during the remainder of the term of his employment until the expiration of his employment agreement on December 31, 2012. Mr. Schmertz would receive these payments at regular intervals.

(11)
Consists of the base salary of $400,000 that would have been paid to Ms. Varela during the remainder of the term of her employment until the expiration of her employment agreement on December 31, 2010. Ms. Varela would receive these payments at regular intervals.

(12)
Consists of three times the average amount of total compensation Mr. Rosenfeld actually received for the preceding three calendar years. Upon a hypothetical December 31, 2009 change of control, this amount would have been reduced by $6,551,616 (i.e. cutback) to reflect the maximum amount which would be tax deductible by the Company.

(13)	The amount disclosed represents the total value of the restricted stock and stock options which would have received accelerated vesting upon a hypothetical change in control on December 31, 2009.
(14)	The total amount does not include the cutback amount.
(15)
Consists of three times the total compensation Mr. Dharia actually received for the preceding twelve calendar months. On December 31, 2009 there was no bonus amount payable. Upon a change in control, Mr. Dharia is subject to a cutback for any payment that is not tax deductible by the Company. Upon a hypothetical December 31, 2009 change of control, no payments to Mr. Dharia would have been subject to the cutback.

(16)	Consists of three times the sum of Mr. Dharia’s life insurance payment ($80,000 per year) plus medical benefits ($10,000 per year).
(17)
Consists of three times the total compensation Mr. Sinha actually received for the preceding twelve calendar months. On December 31, 2009 there was a bonus amount of $899,176 payable. Upon a change in control, Mr. Sinha is subject to a cutback for any payment that is not tax deductible by the Company. Upon a hypothetical December 31, 2009 change of control, this amount would have been reduced by $2,139,413 (i.e. cutback) to reflect the maximum amount which would be tax deductible by the Company.

(18)	Consists of three times the sum of Mr. Sinha’s life insurance payment ($3,500 per year) plus medical benefits ($10,000 per year).
(19)
Consists of three times the average amount of total compensation Mr. Schmertz actually received for the preceding three calendar years. Upon a hypothetical December 31, 2009 change of control, this amount would have been reduced by $5,098,029 (i.e. cutback) to reflect the maximum amount which would be tax deductible by the Company.

(20)
Consists of three times the average amount of total compensation Ms. Varela actually received for the preceding three calendar years. Upon a hypothetical December 31, 2009 change of control, this amount would have be reduced by $2,905,965 (i.e. cutback) to reflect the maximum amount which would be tax deductible by the Company.

_______________________________

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Peter Migliorini (Chairman)
Thomas H. Schwartz

Audit Committee Report

The Audit Committee reviewed the Company’s audited financial statements for the 2009 Fiscal Year and met with both management and representatives of Eisner LLP, the Company’s independent registered public accountants, to discuss such audited financial statements. Management and the Company’s independent registered public accountants have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has received from and discussed with Eisner LLP the written disclosures and the letter regarding Eisner LLP’s communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board, and discussed with Eisner LLP the independence of Eisner LLP. The Audit Committee also discussed with Eisner LLP any matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2009 Fiscal Year.

Submitted by the Audit Committee of the Company’s Board of Directors:

Richard P. Randall (Chairman)
Peter Migliorini
Ravi Sachdev

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

The Audit Committee has appointed Eisner LLP as the Company’s independent registered public accounting firm to conduct the audit of the Company’s books and records for the fiscal year ending December 31, 2010. Eisner LLP also served as the Company’s independent registered public accountants for the 2009 Fiscal Year.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For Eisner LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. Although ratification by stockholders is not required by the Company’s organizational documents or other applicable law, the Audit Committee has determined that requesting ratification by stockholders of its appointment of Eisner LLP as the Company’s independent registered public accountants is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Eisner LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of Eisner LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Audit Committee’s selection of Eisner LLP.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Eisner LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010. Unless marked to the contrary, proxies received from stockholders will be voted in favor of ratifying the appointment of Eisner LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.

Audit Fees

The aggregate fees billed by Eisner LLP for professional services rendered for the audit of the Company’s annual financial statements for the 2009 Fiscal Year, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2009 Fiscal Year, other statutory and regulatory filings or engagements and the audit of the Company’s internal controls over financial reporting for the 2009 Fiscal Year were $585,000. The comparative amount for the fiscal year ended December 31, 2008 (the “2008 Fiscal Year”) was $557,983.

Audit-Related Fees

In addition to Audit Fees, Eisner LLP has billed the Company $25,000, in the aggregate, for Audit Related Fees related to assurance and related services for the 2009 Fiscal Year. These services include, among others, the audit of the Company’s employee benefit plans and other accounting related consultations. The comparative amount for the 2008 Fiscal Year was $25,000.

Tax Fees

During the 2009 Fiscal Year, Eisner LLP billed the Company $234,348, in the aggregate, for services rendered to the Company for tax compliance, tax advice and tax planning. Eisner LLP billed $231,500 for similar services in the 2008 Fiscal Year. These professional services include assistance in the preparation of the Company’s various federal, state and local tax returns, tax consultation and various amendments.

All Other Fees

In addition to the fees billed by Eisner LLP for the services described above under Audit Fees, Audit-Related Fees and Tax Fees, during the 2009 Fiscal Year, Eisner LLP billed the Company $89,350 for (a) services rendered in connection with (i) the preparation of the Company’s registration statement filed with the SEC in 2009 to register shares available for issuance under the Steven Madden, Ltd. 2006 Stock Incentive Plan and (ii) the Company’s recent acquisition of handbag designer, Big Buddha, Inc., and (b) out-of-pocket expenses incurred by Eisner LLP in connection with services rendered to the Company. No such fees were billed by Eisner LLP in the 2008 Fiscal Year.

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accountants. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services.

Prior to engagement of the independent auditor for next year’s audit, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act.

The Audit Committee’s pre-approval policies and procedures are as follows: (a) prior to each fiscal year, the Audit Committee pre-approves a schedule of estimated fees for proposed non-prohibited audit and non-audit services, and (b) actual amounts paid are monitored by financial management of the Company and reported to the Audit Committee.

All work performed by Eisner LLP as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Audit Committee pursuant to the provisions of the Audit Committee’s charter. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the independence of Eisner LLP.

OTHER MATTERS

At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting in connection therewith, it is intended that the persons named in the accompanying proxy will have discretionary authority to vote the shares which they represent.

A copy of the applicable provisions of the Company’s By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth above.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

STEVEN MADDEN, LTD.

April 13, 2010	By:	/s/ Arvind Dharia
Arvind Dharia
Secretary

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

STEVEN MADDEN, LTD. ATTN: ARVIND DHARIA 52-16 BARNETT AVEUE LONG ISLAND CITY, NY 11104	VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
	☐	☐	☐
1. Election of Directors
Nominees

01 Edward R Rosenfeld 02 John L Madden 03 Peter Migliorini 04 Richard P Randall 05 Ravi Sachdev 06 Thomas H Schwartz

The Board of Directors recommends you vote FOR the following proposal(s):	For	Against	Abstain

2. RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

STEVEN MADDEN, LTD.

May 28, 2010

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report with 10-K is/are available at www.proxyvote.com.

STEVEN MADDEN, LTD.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES ([FOR] [WITHHOLD AUTHORITY] [AGAINST] OR [ABSTAIN]) NEXT TO EACH OF THE PROPOSALS

The undersigned stockholder(s) of Steven Madden, Ltd. (the “Company”) hereby appoint(s) Edward R. Rosenfeld and Arvind Dharia, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s showroom located at 1370 Avenue of the Americas, 14th Floor, New York, New York at 10:00 a.m., local time, on May 28, 2010 and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on April 1, 2010, in accordance with the directions indicated herein.

THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE SIX (6) NOMINEES NAMED IN ITEM 1, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010, AND (3) IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side